As Filed with the Securities and Exchange Commission on August 6, 2002 File No. 333-87200

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2/A-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

	M.C.F.T.Y. NATIONAL
	(Name of small business issuer in its charter)
Nevada	7330	58-2554298
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	4894 Lone Mountain Road
	Las Vegas, Nevada 89130
	(702) 658-1847
	(Address and telephone number of principal executive offices and principal place of business)

	Diane J. Harrison, Esq.
	4894 Lone Mountain Road
	Las Vegas, Nevada 89130
	(702) 658-1847
	(Name, address and telephone number of agent for service)

	Copies to:
	Diane J. Harrison, Esq.
	4894 Lone Mountain Road
	Las Vegas, Nevada 89130
	Telephone No.: 702-658-1847
	Facsimile No.: 702-658-7973

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement for the same offering.

[ ] ___________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ___________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [X]

PROPOSED OFFERING AND CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Proceeds to Registrant (2)	Amount of Registration Fee
Common Stock, par value $0.0005 (3)	10,000,000	$0.04	$400,000.00	$385,900.00	$ 36.80
Common Stock par value $0.0005 (4)	3,127,129	$0.04	$125,385.16	$0.00	$ 11.51
Total	13,127,129	$0.04	$525,085.16	$385,900.00	$ 100.00(5)

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2) The difference between the Aggregate Offering Price and the Proceeds to Registrant is $14,100. The $14,100 will be paid to unaffiliated third parties for expenses connected with this offering and paid from the first proceeds of this offering. Because we intend to offer and sell the shares of our common stock on a best efforts basis by using our officers and directors, neither underwriting discounts nor commissions are anticipated.

(3) Maximum 10,000,000 shares of common stock, with no minimum, relate to the Primary Offering by M.C.F.T.Y. National on a "best efforts" basis.

(4) 3,127,129 shares of common stock relate to the Resale Offering by ten (10) selling security holders. This includes 2,682,504 shares beneficially owned by our current officers and director and affiliated persons.

(5) Minimum fee according to the Securities Exchange Commission and previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

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The 10,000,000 shares of our common stock may be offered or sold directly by ourselves or we may use the services of participating brokers/dealers licensed by the National Association of Securities Dealers, Inc., each of which will receive a commission from the shares offered and sold by such participating broker/dealer and accepted by us. The 3,127,129 shares may be offered from time to time by the selling security holders. Affiliates may sell their shares at $0.04 per share during the duration of this offering. Non-affiliates may sell their shares at $0.04 until our securities become quoted on a securities exchange and thereafter at market prices or in negotiated private transactions. Up to 10,000,000 shares of our common stock are being sold by us at $0.04 per share, on a self-underwritten, best efforts basis, with no minimum. Should we change the offering price of our stock, we will file an amendment to this registration statement reflecting our new offering price.

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The Standard & Poor's CUSIP number assigned to M.C.F.T.Y. National is 55272Q 10 7.

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Prospectus
SUBJECT TO COMPLETION, DATED ________, 2002
M.C.F.T.Y. NATIONAL
Shares of Common Stock
Primary Offering (By M.C.F.T.Y. National): No Minimum - 10,000,000 Maximum
Resale Offering (By Selling Security Holders): 3,127,129

This prospectus relates to an offering of 13,127,129 shares of common stock of M.C.F.T.Y. National, a Nevada corporation. We are offering to sell up to a maximum of 10,000,00 shares of our common stock at $0.04 per share, which as of the date of this prospectus have not been issued. The primary offering of 10,000,000 shares shall be offered for a period of 120 days, and we may or may not extend the offering for up to an additional 90 days. There are ten (10) selling security holders that are offering to sell up to 3,127,129 shares of our common stock in the Resale Offering. We will not receive any of the proceeds from the sale of our shares of common stock by the selling security holders. We are paying the expenses of this offering, approximately $14,100.00, on behalf of the selling security holders.

The sale of shares of our common stock, which will be offered and sold by us, will be made on a "best efforts" basis by using our officers and directors. Ms. Harrison will be selling our shares as a company officer/director and as a selling security holder. Ms. Harrison will sell the company shares prior to selling her selling-security-holder shares. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account.

The selling security holders have advised us that there are no underwriting arrangements with respect to the common stock. The selling security holders may from time to time sell shares of our common stock on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which our common stock may become listed or traded, or in negotiated private transactions.

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Our common stock is not currently listed or quoted on any quotation medium.

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Our common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section beginning on page 3 before you decide to purchase any of our common stock.

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	Per Share	Total
Price to Public	$0.04	$400,000.00
Underwriting Discounts and Commissions	-0-	-0-
Proceeds to M.C.F.T.Y. National	$0.04	$400,000.00

Should we change the offering price of our stock, we will file an amendment to this registration statement reflecting our new offering price and updating all disclosures therein.

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Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

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The date of this prospectus is ____________, 2002.

TABLE OF CONTENTS

PROSPECTUS SUMMARY 1
RISK FACTORS 3
Risks Related To the Company 3
(1) We Have Incurred Substantial Losses from Inception While Realizing Limited Revenues and We May Never Generate Substantial Revenues or Be Profitable in the Future. 3
(2) We Are Dependent on Key Personnel with No Assurance That They Will Remain with the Company: Losing Key Personnel Could Mean Losing Key Business Relationships Necessary to Our Success. 3
(3) If We Are Unable to Compete Effectively with Our Competitors, We Will Not Be Able to Increase Revenues or Generate Profits. 3
(4) Our Failure to Raise Additional Capital Will Significantly Limit Our Ability to Conduct Planned Expansion. 4
(5) We May Not Be Able to Fully Implement Our Business Plan Due to Our Lack of Operational Experience. 4
(6) Our Auditors Are Not Licensed to Practice in the State of Nevada, Our State of Incorporation. 4
Risks Related To This Offering 4
(7) As There Is No Public Market for Our Shares, and No Assurance of a Public Trading Market Developing, Purchasers of Our Stock May Not Be Able to Sell Our Stock at a Profit. 4
(8) Due to the Possibility of Highly Volatile Stock Price, Purchasers of Our Common Stock May Have to Sell the Stock at a Loss. 4
(9) Because it May Be Difficult to Effect a Change in Control of M.C.F.T.Y. National Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So. 5
(10) Since We Are Selling up to 10,000,000 Shares of Our Common Stock on a Self-underwritten, "Best Efforts" Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter's Due Diligence. 5
(11) "Penny Stock" Regulations Might in the Future Adversely Affect the Resale of Common Stock. 6
(12) The Possible Sales of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock, Should a Market Develop. 6
(13) If Our Competitors Develop Substantially Equivalent Proprietary Information or Otherwise Obtain Access to Our Know-how or Violate Our Rights, Our Market Advantage Would Be Diminished Resulting in Loss of Business and Reduced Stock Prices. 6
(14) If We Raise Only a Nominal or Limited Amount of Capital, We Will Not Be Able to Fully Implement Our Business Plan, Which May Result in Reduced Profitability. 7
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS 7
USE OF PROCEEDS 7
DETERMINATION OF OFFERING PRICE 9
DILUTION 9
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS 10
IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK 11
SELLING SECURITY HOLDERS 11
PLAN OF DISTRIBUTION 12
DESCRIPTION OF BUSINESS 14
LEGAL PROCEEDINGS 24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS 24
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS 26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS 32
EXECUTIVE COMPENSATION 34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 35
DESCRIPTION OF SECURITIES 36
INTEREST OF NAMED EXPERTS AND COUNSEL 37
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES 38
LEGAL MATTERS 38
EXPERTS 38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE 38
WHERE YOU CAN FIND MORE INFORMATION 39
FINANCIAL STATEMENTS F-1
PART II II-1
INFORMATION NOT REQUIRED IN THE PROSPECTUS II-1
Item 24. Indemnification of Directors and Officers II-1
Item 25. Other Expenses of Issuance and Distribution II-2
Item 26. Recent Sales of Unregistered Securities II-3
Item 27. Index of Exhibits II-4
Item 28. Undertakings II-5
SIGNATURES II-6
POWER OF ATTORNEY II-6

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding M.C.F.T.Y. National ("National" or "the Corporation") and our financial statements and the related notes appearing elsewhere in this prospectus.
The Company
Our Business:	Our principal business address is 4894 Lone Mountain Road, Las Vegas, Nevada 89130. Our telephone number is (702) 658-1847.

We will provide business center services and pack-and-ship retail services to the Las Vegas market. In addition to our former operation, which was a 1,200 square foot storefront located in a large strip mall anchored by a national chain grocery store, we conducted a two month test beginning November 1, 2001 and continuing through December 31, 2001 with small kiosk locations in four (4) malls. These locations allowed us to test the Las Vegas market to determine the feasibility of developing upscale business centers with low cost pack-and-ship services targeting hotel guests and conventioneers. We have positioned ourselves to develop vendor relations and strategic alliances with hotel/casino companies located in Las Vegas, Nevada. Accordingly, we developed the concept of bringing together in one location a broad range of services and products to offer to the hotel/casino industry. These include a full range of business services typically found in small hotel business centers such as copying, fax service, Internet access, small word processing, and the use of a small conference room plus the more advanced services and products such as cellular telephone rentals, two-way radio rentals, advanced document preparation and dictation services, printing, binding, collating, laminating, money orders, MoneyGrams, and currency exchange. Additionally, we will offer a free package pick-up service for sending small (up to 69 lbs.) packages.

Our CUSIP number is 55272Q 10 7. We intend to apply to have our common stock included for quotation on the NASD OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the NASD OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Our State of Organization:	We were incorporated in Nevada on May 22, 2000, as M.C.F.T.Y. National.
The Offering
Offering Terms:	Our primary offering will consist of 10,000,000 shares of our common stock to be sold at $0.04 per share for a period of 120 days immediately upon effectiveness of this registration statement. We may or may not extend the offering for a period up to ninety (90) days.

The secondary offering, or the sale by selling security holders will consist of 3,127,129 shares of our common stock already issued and outstanding. These shares will be offered at $0.04 per share and will commence immediately upon effectiveness of this registration statement.

Number of Shares Being Offered:	We are offering 10,000,000 shares of our common stock. Our President and sole Director, Ms. Diane J. Harrison, will be selling our stock as well as offering her shares for sale as a part of this registration. Ms. Harrison will be offering company stock at $0.04 per share prior to her offering her shares for sale. Ms. Harrison will sell her shares only when the offering is complete.

The selling security holders want to sell up to 3,127,129 shares of common stock. Issuance of these shares to the selling security holders was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended.

Number of Shares Outstanding After the Offering:	3,127,129 shares of our common stock are issued and outstanding. We have no other securities issued. If we sell all of the 10,000,000 additional shares we are registering, we will have 13,127,129 shares of our common stock issued and outstanding after the offering.

Estimated Use of Proceeds:	We will not receive any of the proceeds from the sale of those shares being offered by the selling security holders. We intend to use substantially all of the net proceeds from our sale of our common stock for offering expenses, equipment purchases, product inventory, store lease improvements, employee wages, and working capital.
Risk Factors:	For a discussion of the risks you should consider before investing in our common stock, read the "Risk Factors" section beginning on Page 3.
Selected Financial Data
As of June 30, 2002
(Unaudited)
Balance Sheet
Total Assets	$ 53,238.99
Total Liabilities	$ 83,054.13
Stockholders Equity	$ (29,815.14)

Statement of Operations
Revenue	$ 82,094.26
Total Expense	$ (90,318.72)
Net Income (Loss)	$ (8,224.46)
Earnings per common share:
Net income (loss)	$ 0.00

RISK FACTORS

Before you invest in our common stock, you should be aware that there are risks, as described below. You should carefully consider these risk factors together with all of the other information included in this prospectus before you decide to purchase shares of our common stock. Any of the following risks could adversely affect our business, financial condition and results of operations. We have incurred substantial losses from inception while realizing limited revenues and we may never generate substantial revenues or be profitable in the future.

Risks Related To the Company

(1) We Have Incurred Substantial Losses from Inception While Realizing Limited Revenues and We May Never Generate Substantial Revenues or Be Profitable in the Future .

For each fiscal year since our inception in May 2000, we have generated net losses. We have an accumulated deficit of over $80,000 as of June 30, 2002. We are in our development stage of operations and have historically generated limited revenues. We can provide no assurances that our operations will generate substantial revenues or be profitable in the future.

(2) We Are Dependent on Key Personnel with No Assurance That They Will Remain with the Company: Losing Key Personnel Could Mean Losing Key Business Relationships Necessary to Our Success .

The success of the Corporation will depend to a great extent on retaining the continued services of our President/Treasurer, Diane J. Harrison, as well as hiring and training additional employees. There is no assurance that Ms. Harrison will remain with the corporation due to the lack of an employment contract. If we lose our key personnel, our business may suffer. We depend substantially on the continued services and performance of Ms. Harrison and, in particular, her contacts and relationships, especially within the hotel/casino industry. Ms. Harrison is currently our sole Director. (See "Directors, Executive Officers, Promoters and Control Persons.")

(3) If We Are Unable to Compete Effectively with Our Competitors, We Will Not Be Able to Increase Revenues or Generate Profits .

The market for business center services and products is intensely competitive. We have limited operating history in business services. Our test period and losses showed the difficulty of penetrating Las Vegas for market share. Gaining customers will be difficult due to our competitors. We may not be able to compete due to a lack of volume incentives given by commercial shipping companies.

Our ability to increase revenues and generate profitability is directly related to our ability to compete with our competitors. We face competition in our market from competing technologies and direct competition from additional companies that may enter this market with greater financial, marketing and distribution resources than us. These greater resources could permit our competitors to implement extensive advertising and promotional programs, which we may not be able to match. We can provide no assurances that we will be able to compete successfully in the future.

There are no key natural resources critical to our operation, only key human resources. (See "(2) We Are Dependent on Key Personnel with No Assurance That They Will Remain with the Company" above.) There are critical relationships with commercial carriers, UPS, FedEx, DHL, and Airborne, that must be developed, and any interruption in these relationships could have a significant effect on our ability to compete effectively.

(4) Our Failure to Raise Additional Capital Will Significantly Limit Our Ability to Conduct Planned Expansion .

We must raise additional capital for continued operations. Equipment for storefront operations is expensive and maintenance contracts are necessary. Business insurance and workers compensation insurance must be purchased. Working capital for employees and daily operations is also necessary. Capital will be needed for further expansion, meeting competitive pressures or to respond to unanticipated requirements. Without raising additional capital we may not be able to continue operations.

(5) We May Not Be Able to Fully Implement Our Business Plan Due to Our Lack of Operational Experience .

We are a development stage company with a limited operational history. We completed our initial one year of operations on June 30, 2002. While the development of policies, procedures and operational methods have been completed, full implementation is not. We must raise capital, acquire property and other operating assets, and develop markets. We must train personnel, establish more sources of supply, and develop a research and development program.

In the development stage, our ability to increase revenues is dependent upon our development of additional locations and our negotiating competitive agreements with commercial shipping providers yielding greater discounts on shipping. We can provide no assurance that we will successfully obtain a significant market share or enter into agreements with commercial shippers resulting in economical shipping costs for our customers.

As a development stage company, we expect to utilize the funds received from the sale of these securities to expand sales. In the event that we achieve a rapid expansion of sales, such expansion could place significant strain on our management, operations and personnel. To manage the expected growth, we must expand and improve our existing management, operating, and financing systems. If we fail to expand and improve these systems in a timely manner, this failure could have a material adverse effect on our operations.

(6) Our Auditors Are Not Licensed to Practice in the State of Nevada., Our State of Incorporation.

Our auditors are licensed to practice in the State of Florida but are not licensed to practice in the State of Nevada. Thus, reliance on the information contained in the audited financials should be carefully considered in conjunction with the other information contained in this prospectus.

Risks Related To This Offering

(7) As There Is No Public Market for Our Shares, and No Assurance of a Public Trading Market Developing, Purchasers of Our Stock May Not Be Able to Sell Our Stock at a Profit.

Purchasers of these shares are at risk of no liquidity for their investment. Prior to this offering, there has been no established trading market for our securities, and there is no assurance that a regular trading market for the securities will develop after completion of this offering. If a trading market does develop for the securities offered hereby, there is no assurance that it will be sustained. We plan to list the common stock for trading on the OTC Electronic Bulletin Board. Such application will be filed with the NASD. We can provide no assurance that such listing will be obtained or that an established market for our common stock will be developed.

(8) Due to the Possibility of Highly Volatile Stock Price, Purchasers of Our Common Stock May Have to Sell the Stock at a Loss.

Should a market develop for our shares, the trading price of the common stock is likely to be highly volatile and could be subject to wide fluctuations in response to factors such as actual or anticipated variations in quarterly operating results, announcements of technological innovations, new sales formats, or new services by us or our competitors, changes in financial estimates by securities analysts, conditions or trends in Internet or traditional retail markets, changes in the market valuations of other business service providers or private pack/ship centers offering limited business services, announcements by our competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, additions or departures of key personnel, sales of common stock and other events or factors, many of which are beyond our control. In addition, the stock market in general, and the market for business center services in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market and industry factors may materially adversely affect the market price of the common stock, regardless of our operating performance.

Consequently, future announcements concerning us or our competitors, litigation, or public concerns as to the commercial value of one or more of our products or services may cause the market price of our common stock to fluctuate substantially for reasons which may be unrelated to operating results. These fluctuations, as well as general economic, political and market conditions, may have a material adverse effect on the market price of our common stock.

(9) Because it May Be Difficult to Effect a Change in Control of M.C.F.T.Y. National Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So.

Diane J. Harrison, President and Treasurer, holds approximately 84% of our outstanding voting stock. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us and entrenching current management even though stockholders may believe other management may be better. Potential suitors who otherwise might be willing to pay a premium to acquire us may decide not to acquire us because it may be difficult to effect a change in control of us without current management's consent. Ms. Harrison has the ability to control the outcome on all matters requiring stockholder approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets, and the ability to control our management and affairs. (See "Directors, Executive Officers, Promoters and Control Persons" and "Security Ownership of Certain Beneficial Owners and Management.")

(10) Since We Are Selling up to 10,000,000 Shares of Our Common Stock on a Self-underwritten, "Best Efforts" Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter's Due Diligence.

We are selling up to a maximum of 10,000,000 shares of our common stock on a self-underwritten, "best efforts" basis. As a result, purchasers of our common stock will not have the benefit of an underwriter's due diligence, whose task is, among others, to confirm the accuracy of the disclosures made in the prospectus.

We are less likely to sell the shares we are offering on a self-underwritten, "best efforts" basis than if we were selling the shares through an underwriter.

By selling our stock on a self-underwritten, "best efforts" basis, we will not be able to utilize the services of an underwriter to offer or sell our securities for us in connection with this offering. We will undertake our own best efforts to market and sell the securities to the public. We have not set a minimum with respect to the amount of our securities that we intend to sell. Even if a purchaser buys shares of our common stock, we may not be able to sell any other additional shares proposed for sale pursuant to this offering. If we do not raise a sufficient amount of funds through this offering, we may not be able to adequately contribute proceeds to the research and development of our business centers, and we may not be able to successfully proceed with our plan of operations. This may cause significant losses and our stockholders may lose all or a substantial portion of their investment. (See "Plan of Distribution.")

(11) "Penny Stock" Regulations Might in the Future Adversely Affect the Resale of Common Stock.

The SEC has adopted penny stock regulations which apply to securities traded over-the- counter. These regulations generally define penny stock to be any equity security that has a market price of less than $5.00 per share or an equity security of an issuer with net tangible assets of less than $5,000,000 as indicated in audited financial statements, if the corporation has been in continuous operations for less than three years. Subject to certain limited exceptions, the rules for any transaction involving a penny stock require the delivery, prior to the transaction, of a risk disclosure document prepared by the SEC that contains certain information describing the nature and level of risk associated with investments in the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Monthly account statements must be sent by the broker-dealer disclosing the estimated market value of each penny stock held in the account or indicating that the estimated market value cannot be determined because of the unavailability of firm quotes. In addition, the rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and institutional accredited investors (generally institutions with assets in excess of $5,000,000). These practices require that, prior to the purchase, the broker-dealer determined that transactions in penny stocks were suitable for the purchaser and obtained the purchaser's written consent to the transaction. If a market for our common stock does develop and our shares trade below $5.00 per share, it will be a penny stock. Consequently, the penny stock rules will likely restrict the ability of broker-dealers to sell our shares and will likely affect the ability of purchasers in the offering to sell our shares in the secondary market.

(12) The Possible Sales of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock, Should a Market Develop.

The 3,127,129 shares of common stock owned by the selling security holders will be registered by the Registration Statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly.

Our ability to raise additional capital through the sale of our stock may be harmed by competing re-sales of our common stock by the selling security holders. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales may make it more difficult for us to sell equity or equity-related securities in this offering or in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

(13) If Our Competitors Develop Substantially Equivalent Proprietary Information or Otherwise Obtain Access to Our Know-how or Violate Our Rights, Our Market Advantage Would Be Diminished Resulting in Loss of Business and Reduced Stock Prices.

We regard the protection of our proprietary information as critical to our future success. If our competitors develop substantially equivalent proprietary information or otherwise obtain access to our know-how or violate our rights, it could materially and adversely affect our business. Without the advantage of our unique position in the business market, other businesses could attract customers away from us, resulting in reduced profits and stock prices.

(14) If We Raise Only a Nominal or Limited Amount of Capital, We Will Not Be Able to Fully Implement Our Business Plan, Which May Result in Reduced Profitability.

In the event we raise only a limited or nominal amount of capital, our operations could be adversely affected. By raising a limited amount of capital we may not be able to fully implement our business plan in a manner that will maximize profits. Our ability to purchase equipment, lease store space, hire personnel, and purchase inventory will be limited, thereby reducing our profitability.

A NOTE CONCERNING FORWARD-LOOKING STATEMENTS

You should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by M.C.F.T.Y. National described in "Risk Factors" and elsewhere in this prospectus. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

(a) an abrupt economic change resulting in an unexpected downturn in demand;

(b) governmental restrictions or excessive taxes on imports and exports

(c) over-abundance of companies supplying business center products and services;

(d) economic resources to support the retail promotion of new products and services;

(e) expansion plans, access to potential clients, and advances in technology; and

(f) lack of working capital that could hinder the promotion and distribution of products and services to a broader based business and retail population.

USE OF PROCEEDS

Upon the effectiveness of this registration statement, a portion of our outstanding shares of common stock will be eligible for resale under the Securities Act. There is no minimum amount of shares that must be sold during this offering. We do not know the specific amount that will be raised by this offering. All funds raised will go directly to our current bank account. While we will bear the expenses of the registration of the shares, we will not realize any proceeds from any actual resale of the shares of the selling shareholders that might occur in the future. The selling shareholders will receive all proceeds from their resale. We will, however, realize the proceeds from the sale of the registration of 10,000,000 shares to be sold in the over-the-counter market at $0.04 per share. After offering expenses are paid from our sale of all of the 10,000,000 shares of our common stock offered, we estimate that the net proceeds will be $385,900.

In the event we raise only a nominal amount from the sale of our securities, $25,000 or less, the purchasers of the shares will not have the option of the shares being purchased back to treasury and we will use the proceeds to pay for printing and any legal and accounting costs that may exist, and to pay secured creditors if any there may be. Any remaining funds will be applied solely to business plan implementation and expansion efforts.

We expect to use substantially all of the net proceeds for general corporate purposes, including the costs of this registration, equipment and inventory purchases, store lease improvement, personnel wages, and working capital. The amounts we actually expend for working capital and other purposes may vary significantly and will depend on a number of factors including, but not limited to, the actual net proceeds received, the amount of our future revenues and other factors described under "Risk Factors." Accordingly, our management will retain broad discretion in the allocation of the net process. A portion of the net proceeds may also be used to purchase additional assets, technologies, product lines or products. We have no current plans or agreements or commitments with respect to any of these transactions, and we are not currently engaged in any negotiations with respect to any of these transactions.

Managements discretion in the use of proceeds may change in the event additional hotels in Las Vegas, Nevada and hotels in other cities express their desire to have us operate a business center at their location. This would necessitate management allocating funds for multiple locations versus the planned single location in Las Vegas, Nevada. Multiple locations require additional equipment, personnel, insurance, payroll taxes, and operating expenses. Research and development of our business centers, expansion of sales and marketing activities, and corporate partnering arrangements will be considered as alternatives for managements discretion.

Presently management is anticipating funds being used for lease payments for space for the business center; equipment purchases of computers, copiers, postage meters, laminators, binders, cellular telephones and two-way radios; inventory purchases such as stationary and office supplies (includes establishing and maintaining an acceptable level of product inventory for sale to the public); miscellaneous office supplies, furniture and equipment necessary to support the storefront operation (such as, cash registers, tables, chairs or other similar items); store improvements such as merchandise shelving, customer counters, and in-store kiosk construction/modification; and employee wages. The following table shows anticipated use based on raising varying amounts of capital.

Table 1.0 Capital Allocation for Proposed New Location

Amount of Capital Raised	Secured Creditors	Offering Expenses	Equipment & Inventory Purchases	Store Lease Improvement	Employee Wages	Working Capital
$25,000.00	-0-	$14,000.00	-0-	-0-	-0-	$11,000.00
$100,000.00	-0-	$14,000.00	$40,000.00	$25,000.00	$11,000.00	$10,000.00
$200,000.00	-0-	$14,000.00	$115,000.00	$25,000.00	$30,000.00	$16,000.00
$300,000.00	-0-	$14,000.00	$190,000.00	$25,000.00	$50,000.00	$21,000.00
$400,000.00	-0-	$14,000.00	$279,000.00	$25,000.00	$50,000.00	$32,000.00

The above table refers to the use of proceeds being used exclusively for our new location. Locations presently under consideration in Las Vegas, Nevada all require interior and exterior modifications to conform to the specific requirements of the company. Interior walls, floors, restrooms, counters, shelving, and exterior entrances and signage must all be completed with our store lease improvement allocation.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise capital. The offering price bears no relationship whatsoever to our assets or earnings. Among factors considered were:

(a) Our lack of operating history,

(b) The proceeds to be raised by the offering,

(c) The amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing shareholders,

(d) Our relative cash requirements, and

(e) Our management expertise.

DILUTION

The issuance of further shares and the eligibility of issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.

The net tangible book value of our common stock as of June 30, 2002, was ($29,815.14) or approximately ($0.0095) per share. After giving effect to the sale of all of the 10,000,000 shares of our common stock at a price of $0.04 per share, net tangible book value as adjusted would be $356,084.86 or $0.0271 per share. The result would be an immediate increase in net tangible book value per share of $0.0305 to existing stockholders and an immediate dilution to new investors of $0.095 per share. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors. The following table shows dilution per share based on raising varying amounts of capital from the offering:

Table 2.0 Dilution Versus Shares Sold

Amount of Shares Sold	Dollar Amount Raised	Dilution Per Share
1,000,000	$ 40,000	$ 0.0375
2,500,000	$ 100,000	$ 0.0388
5,000,000	$ 200,000	$ 0.0191
7,500,000	$ 300,000	$ 0.0146
10,000,000	$ 400,000	$ 0.0118

The above table reflects an immediate decrease per share for purchasers of shares of stock offered in this offering. Because of the negative net tangible book value of the current stock, there is greater dilution on smaller amounts of capital raised. Raising minimal capital provides a dilution of $0.0375 per share to new shareholders. Minimal dilution for new purchasers does not occur until the entire offering is sold. At 10,000,000 shares sold the dilution to new shareholders is only $0.0118 per share.

The following table provides information on the amount paid per share for existing shareholders and the percentages of stock held and the percentage they will hold in the event this entire offering is sold.

Table 3.0 Dilution Comparison of Current Versus New Shareholders

Amount of Securities Sold	Price Paid By Current Shareholders (1)	Percent of Consideration Paid By Current Shareholders	Percent of Securities They Will Own After This Offering	Percent of Consideration Paid By New Shareholders	Percent of Securities Owned By New Shareholders
$40,000.00	$0.0053	29.43%	75.77%	70.57%	24.23%
$100,000.00	$0.0053	14.30%	55.57%	85.70%	44.43%
$200,000.00	$0.0053	7.70%	38.48%	92.30%	61.52%
$300,000.00	$0.0053	5.27%	29.43%	94.73%	70.57%
$400,000.00	$0.0053	4.00%	23.82%	96.00%	76.18%

(1) This is the average of the stock issued divided by the paid-in-capital. Ms. Harrison actually paid an average of $0.0265 per share for her additional paid-in-capital.

In the future, we may issue additional shares, options and warrants, and we may grant additional stock options to our employees, officers, directors, and consultants under our stock option plan, all of which may further dilute our net tangible book value.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not quoted or traded on any quotation medium at this time. We intend to apply to have our common stock included for quotation on the NASD OTC Bulletin Board. There can be no assurance that an active trading market for our stock will develop. If our stock is included for quotation on the NASD OTC Bulletin Board, price quotations will reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

At the present time we have no outstanding options or warrants to purchase securities convertible into common stock.

There are 3,127,129 shares of common stock that could be sold by the selling shareholders according to Rule 144 that we have agreed to register.

We intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The declaration and payment of cash dividends by us are subject to the discretion of our board of directors. Any future determination to pay cash dividends will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant at the time by the board of directors. We are not currently subject to any contractual arrangements, which restricts our ability to pay cash dividends.

We have ten (10) stockholders of record of our common stock as of June 30, 2002.

IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK

Trading in our common stock will be subject to the "penny stock" rules. The Securities and Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. In addition, unless an exception is available, the broker-dealer must deliver a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market prior to any transaction. Further, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage them from transactions in our common stock, which could severely limit the market price and liquidity of our securities.

SELLING SECURITY HOLDERS

This prospectus will also be used for the offering of shares of our common stock owned by selling security holders. The selling security holders may offer for sale up to 3,127,129 of the 3,127,129 shares of our common stock issued to them. The selling security holders may offer for sale such shares of our common stock from time to time in the open market, in privately negotiated transactions or otherwise. We will not receive any proceeds from such sales. The resale of the securities by the selling security holder is subject to the prospectus delivery and other requirements of the Securities Act. All expenses of this offering are being paid for by us on behalf of selling security holders. The following table sets forth information on our selling security shareholders.

Table 4.0 Selling Security Holders

Name of security holder	Shares beneficially owned prior to registration	Maximum number of shares to be sold pursuant to this prospectus	Percent owned after offering is complete (1)	Position, office or other material relationship to the company (if any) within last three years
Diane J. Harrison	2,630,004	2,630,004	0.00%	President, Treasurer, Director
Lesley S. Sanders	60,000	60,000	0.00%	Wife of the former Secretary (2)
Robert Bedore	40,000	40,000	0.00%	Consultant on Business Plan Prior to Incorporation
Heidi Horvath	2500	2500	0.00%	Employee
Bianca Garnes	2500	2500	0.00%	Employee
Lita Fice	2500	2500	0.00%	Employee
Joseph Scutero	5,000	5,000	0.00%	Consultant
Robert Rihel	5,000	5,000	0.00%	Consultant
Robert Leibig	5,000	5,000	0.00%	Consultant
The Rogich Communications Group (3)	374,625	374,625	0.00%	Consultant

(1) The percentage held in the event the Company sells all of the 10,000,000 shares in the Primary Offering and the Selling Security Holders sell all of the 3,127,129 shares in the Resale Offering.

(2) Lesley S. Sanders, wife of our former Secretary, as all other selling security shareholders, has sole voting and dispositive rights over her shares.

(3) Mr. Sig Rogich is the beneficial owner of the shares issued to The Rogich Communications Group.

All of the shares offered by this prospectus may be offered for resale, from time to time, by the selling shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at negotiated prices, or otherwise. The selling shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the selling shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The selling shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.

PLAN OF DISTRIBUTION

Primary Offering

We are registering 10,000,000 shares of our common stock, which will be offered and sold on a "best efforts" basis by us, using our officers and directors. There is no minimum investment requirement and funds received by us from this offering will not be placed into an escrow account. Our common stock is not currently listed on or traded in any national quotation medium. The offering price of $0.04 per share is based upon the decision of the current management team. We reserve the right to reject any subscription in whole or in part, for any reason or for no reason.

There can be no assurance that we will sell any or all of the offered shares.

Resale Offering

The selling security holders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from the selling security holders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling security holders), may sell their shares of common stock from time to time on any stock exchange or automated inter-dealer quotation system on which our common stock may be listed, in the over-the-counter market, in privately negotiated transactions or otherwise. Affiliates may offer their shares at $0.04 per share during the duration of this offering. Non-affiliates may sell their shares at $0.04 per share during the duration of this offering and may sell their shares at market prices or in negotiated private transactions when our securities become quoted on a securities exchange . In a post-effective amendment to this registration we will disclose pledgees, donees and other transferees of the selling security holders, if any, as selling security holders.

As a part of this registration, Ms. Diane J. Harrison, as our President and sole Director, will be selling our stock and, as a selling security holder, she will be offering her shares for sale. Ms. Harrison will be offering Company stock at $0.04 per share. As an affiliate, Ms. Harrison will sell her shares at the fixed price of $0.04, only after the Company offering is complete.

The selling security holders may sell their shares of common stock by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;
(c) privately negotiated transactions;
(d) short sales;
(e) through the distribution of the shares by the selling security holder to its partners, members or stockholders;
(f) one or more underwritten offerings on a firm commitment or best-efforts basis; and
(g) any combination of any of these methods of sale.

The selling security holders may also transfer their shares by gift.

We do not know of any arrangements by the selling security holders for the sale of any of their shares. The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of the selling security holders. Broker-dealers may agree with the selling security holders to sell a specified number of the shares at a stipulated price per share. If a broker-dealer is unable to sell shares acting as agent for the selling security holders, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers that acquire shares as principals may thereafter resell the shares from time to time in transactions on any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

The selling security holders may also sell their shares in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus. From time to time, the selling security holders may pledge, hypothecate, or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of selling security holders' shares offered under this prospectus will decrease as and when they take such action. The plan of distribution for the selling security holders' shares will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts.

There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions that limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes the selling security holders, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. The selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

DESCRIPTION OF BUSINESS

Business Development

We were in the business of providing retail business center products and services in a storefront location in a residential shopping center and are now in the process of changing locations to one more conveniently located to our target market, the Las Vegas Strip and Convention Center. We were incorporated as M.C.F.T.Y. National on May 22, 2000 under the laws of the State of Nevada having the "stated" purpose of engaging in any and all legal activities desired to support the business and the "unstated" purpose of operating some form of business center. We stated no specific corporate purpose to allow management discretion in the asset purchase of an ongoing business as there are many types of retail businesses that potentially qualify as an ongoing business center. Prior to and since incorporation, we developed our business plan for operating business centers. We have never been nor are we currently a party to any bankruptcy, receivership, or similar proceeding.

Due to the large convention business in Las Vegas, Nevada, the purchase of an ongoing business in Las Vegas was pursued. Research through the Internet and business brokers in Las Vegas led management to the Post Express, a retail mailbox rental store, located in a neighborhood strip mall.

One of the primary factors in the decision to purchase some of the the Post Express assets and name was the length of time it has operated at the same location. Having operated for over six (6) years prior to our purchase, customer support seemed to be strong. An informal survey of the businesses located in the same strip mall as the Post Express indicated there was name appeal and good will that was worth pursuing.

A major factor in the to the decision to purchase an ongoing business was length at the same location. As discussed above, this feature was prominent with the Post Express and led Michael J. Daniels, husband of the President, Diane J. Harrison, to contact the business broker who had the business listed for sale. None of the prior owners in the Post Express were known to Mr. Daniels or Ms. Harrison, and the broker functioned as agent for both buyer and seller. In the interest of the Company securing the purchase of the assets of the Post Express, Mr. Daniels handled the negotiations at the direction of Ms. Harrison. While Mr. Daniels handled the closing and signed the closing document, the funds for the purchase came from Ms. Harrison in the form of a loan to the Company. Consequently, on June 29, 2001 and for the negotiated and agreed upon price of $55,000, we purchased some of the in-store assets and inventory along with the trade name and any good will attached to the name and business. No liabilities were purchased or assumed.

The negotiated price was based upon research of other companies for sale in the same industry that were similarly situated. While the price was lower than the current market price for other stores, we felt this was primarily due to the lack of interest of the previous owners. (They admittedly had several other businesses more fulfilling and Post Express was more of a distraction to them.) Our research on trademarking the name showed us that we should be able to use this name nationally in an advertising and marketing campaign when necessary.

The Clark County, Nevada business license department records verified that the Post Express had indeed been in business since 1995. Furthermore, a search of the Clark County records found no past or present litigation against the former owners. The business had been for sale for over a year. Through discussions with other store owners in the strip mall, we learned that the prevailing opinion was that the owners lacked the "customer comes first" approach necessary to operate a retail business center and that prospective purchasers never pursued the business due to the amount of effort needed to overcome this negative history. With the prior experience of Ms. Harrison in business center operations, we felt that the Post Express was the perfect underpriced store to meet the needs of our business plan.

As discussed above, on June 29, 2001, we acquired some of the assets of the Post Express in a cash transaction for $55,000. The funds for the purchase came in the form of a no interest loan from the President/Treasurer and sole Director, Diane J. Harrison. (See Financial Statements.) There are no records of any business operations during the period from May 22, 2000, when we were incorporated, through June 29, 2001, when the purchase was completed. We did not engage in any material operations from May 22, 2000 through June 29, 2001 other than the development of the business plan.

We purchased assets in the following major business categories:

(a) Two (2) Copiers
(b) One (1) Binder
(c) Two (2) Laminators
(d) Two (2) Point of Sale System
(e) Two (2) Computers
(f) One (1) Large Floor Safe
(g) 100 Mailboxes
(h) Two (2) Fax Machines
(g) Two (2) Key Machines
(h) Various Office Furniture
(i) Retail Inventory
(j) Trade Name and Trade Style
(k) Customer List

On July 1, 2001, we commenced storefront operations under new ownership. The store occupies a 1,200 square foot space in a strip mall with a large national chain grocery store as the anchor. It is in an upscale neighborhood with an expensive country club surrounded by several upper middle class subdivisions. As this is a newer part of town, the strip center is only about nine (9) years old.

There are two competitors approximately one-half mile away located on opposite sides of a major thoroughfare. Their foot traffic is primarily drawn from a residential area adjacent to our neighborhood. We are physically located at the corner of two four-lane thoroughfares, one an east-west axis and the other a north-south axis.

The primary products and services in our storefront operation were mailbox rentals (where customers rent mailboxes in our store and authorize us to receive their mail and other shipments at the store address), copying, binding, laminating, document preparation, file printing, computer rental with Internet access, Travelers Express money orders and MoneyGrams, parcel packaging, postage, and shipping through the United States Postal Service ("USPS"), UPS, FedEx, DHL, Airborne and commercial carriers where necessary. As we were also a commercial mail receiving agency, we had several small businesses as mailbox holders that posted their business licenses in the store. This is a physical commercial property and is not permitted for any use other than commercial retail.

Being a retail store in a strip mall, we depended heavily on both drive-in and foot traffic. The use of flyers hand-delivered and placed on autos, small ads in homeowners newsletters, and word-of-mouth were the primary methods of advertising.

To determine the feasibility of operating full service business centers in various Las Vegas locations, we began planning for a beta test. By November 2001, we were operating five (5) Las Vegas locations: a satellite kiosk or cart in each of the four (4) major Las Vegas area shopping malls plus the original retail store located in a neighborhood shopping center. The first week in December 2001, the two mall carts were closed due to poor results. The remaining three locations continued operations until December 31, 2001 when the two mall kiosks were closed, leaving the retail store as the only operating location.

During the fiscal year ended December 31, 2001 we derived revenues from operations in the main retail store as well as the four (4) satellite locations. We believe the tragedy of September 11, 2001 caused an economic slowdown that resulted in less disposable income to the general population. Thus, consumers were spending less and shipping less during the holidays, thereby adversely impacting our operations. In addition, the overall unemployment rate had and may continue to have a significant and adverse impact on our revenues and income.

Faced with the prospects of continued financial weakening as a result of the economic and political climate, we began to explore alternative opportunities available to us. We devised a strategic plan to focus in the area of package shipping for hotel guests and conventioneers rather than mall customers in order to enhance growth and achieve long-term profitability. As a result, we began an operational plan to compete in the Las Vegas, Nevada market targeting the conventioneer and hotel-guest pack-and-ship business. Consequently, we hope to open Las Vegas' first full-service pack-and-ship business center in the third quarter of 2002.

Our full-service business center will offer the following products and services:

(a) Packing and shipping small packages via UPS, FedEx, DHL and Airborne
(b) Complete United States Postal Service ("USPS") services including postage, stamps, and shipping
(c) Private mailbox rentals
(d) Copy
(e) Binding and laminating
(f) Domestic and international fax service
(g) Retail sales of office supplies
(h) Cellular telephone sales and rentals
(i) Two-way radio
(j) In-store computer rental
(k) Computer generated file printing
(l) Printing business cards, letterhead and envelopes
(m) Custom banners
(n) Personal assistants for dictation
(o) Interpreters
(p) Convention exhibitor hostesses
(q) Free package pick-up from hotels along Las Vegas Boulevard (the "Strip")
(r) Drive-up window service
(s) Money orders and MoneyGrams
(t) Currency exchange

The primary delivery of products and services will be through a retail storefront location convenient to the Las Vegas Convention Center and the Las Vegas Strip resorts. The newly developed service of free package pick-up will be performed by employees called the "Post Express Fly Girls." This service was developed to gain a competitive edge in the business services market. To the best of our knowledge, none of our competitors have tried to implement a free package pick-up service in any of the hotels in Las Vegas. We believe another unique service to be offered is our drive-up window feature for package drop-off. Our research in the Las Vegas market has not found this feature being offered previously.

Commercial mail receiving agencies such as Mailboxes Etc. ("MBE") and PostNet are in an industry that is maturing. By creating specialty services such as drive-up window and free package pick-up we believe we can place our company at the leading edge of a new sub-industry. While most retail mailbox outlets such as MBE and PostNet offer package shipping, our research through HotelBusiness Magazine leads us to believe that drive-up window service for package drop-off and free package pick-up are new sub-industry services not commonly provided elsewhere and should be well received by the consumer. MBE and PostNet now offer package assistance curbside for customers if they request it. A natural extension of this service is to create actual drive-up window service for drop-off.

Our survey here in Las Vegas shows a limited number of hotels with in-house business centers. While they may have a small center, the services are minimal and offered only during limited hours. Our research with UPS, FedEx, DHL, and Airborne and through records available at the Las Vegas Convention Center leads us to believe that there is virtually an unlimited market potential for our services. By standing in front of the Las Vegas Convention Center ("LVCC") and directly canvassing the conventioneers, we learned that they are willing to go to a store a short distance from the LVCC if the store provided more convenient access to all the services they need at more moderate prices. Comments received regarding the poor service, high prices and long lines at the LVCC lead us to believe we are targeting the right market. By locating in a stand-alone building on the same street as the LVCC (Convention Center Drive), we feel we can take advantage of our convenience and offer better prices to thousands of weekly walk-by conventioneers. By offering more services, longer hours, better pricing, and a free package pick-up, we believe we will create our own niche beginning in the Las Vegas market.

The core business in our center is packing and shipping. There are hundreds of thousands of packages that are shipped annually by conventioneers and hotel guests in Las Vegas. The high prices charged at the Las Vegas Convention Center are due in part to the high rent paid at this facility. By locating just blocks from the center, and on a thoroughfare where the conventioneers pass, we should have excellent visibility of our store and the special package drop-off window. Las Vegas is a city created on convenience and we believe will our services of package drop-off and free package pick-up capitalize on this factor.

The facilities currently under consideration are one free-standing location (approximately 3,000 square feet) and one small strip-mall location (approximately 3,500 square feet). They are both located in high visibility and high vehicle and foot traffic areas. Convention Center Drive is a major connector between the Las Vegas Convention Center and Las Vegas Boulevard (the "Strip").

We do not need to have a contractual relationship with UPS, FedEx, DHL, Airborne, or commercial carriers. Service by each carrier is provided and billed weekly. Commercial shipments are always paid in advance so we do not anticipate needing any specific contract with these shippers. The suppliers of materials needed for shipping - packing material, boxes, paper products, bubble wrap, tape, and dispensers - have already been researched for pricing and delivery time. Our current suppliers are paid at the time we order product to avoid having too many open credit lines. To ensure quality in our shipping supplies, we use only those approved by UPS, FedEx, DHL, Airborne, and commercial carriers.

We plan to utilize employee leasing companies in the same manner, i.e., without a contractual relationship, for manpower. This will allow us to shift the burden of payroll taxes and workers compensation insurance to the employee leasing company. As a result of September 11, 2001, business liability insurance and workers compensation insurance premiums have skyrocketed. We were declined workers compensation insurance by three insurance carriers due to the anthrax scares after September 11, 2001. As a result, the workers compensation insurance we obtained was through a high-risk insurance pool in the State of Nevada. This is one of the factors being used to compare utilizing an employee leasing company versus hiring by the company.

The only agreements of any kind are the monthly service agreements for in-store copiers. These are for $50.00 per month per copier for a total of $100.00 monthly for the first 2,500 copies on each machine. After 2,500 copies on each machine we are billed at $0.10 per copy.

The implementation of our full business plan is estimated to take approximately 18-24 months. Once we are able to secure funding, implementation will begin immediately. We expect 30 days to an outside of 45 days from build-out to open and fully operational. Relying on the expertise of current management, the initial products and services will be offered immediately. We anticipate that the learning curve for new employees is around 30 days. We know from our prior experience, specifically Ms. Harrison's, that "fully operational" is accomplished within a 4-6 month period. Because of the addition of drive-up and package pick-up services, we are extending this schedule to 18-24 months. This will allow us to refine our sales and marketing and our actual operating procedures for these two unique services. This implementation assumes that we will sell the entire 10,000,000 shares being offered and will have net proceeds of approximately $385,900.

We have considered expanding into other locations. Specifically, we have looked at cities with major convention business, such as Atlanta, Georgia, and Orlando and Tampa, Florida. At this time, however, we believe it is in the best interest of the Company to focus on the Las Vegas location, learn from its successes and failures, before pursuing another location.

In the event we raise limited funds from this offering, our new full-service location will be in jeopardy. We would then evaluate implementing our alternative strategy of operating from a smaller location near the strip. We would offer package pick-up from a limited number of hotels for conventioneers and hotel guests as well as any other services we could economically offer from this location. Reduced funding will limit the range of services we can offer as well as our being able to establish a new store convenient to the convention center.

In April of 2002 we were supplied a loan, interest free and payable when the company had sufficient revenues, from a friend of management. This was due to the fact Ms. Harrison was suffering an exacerbation from her multiple sclerosis and operations at the store were suspended until Ms. Harrison could go back to work. This was causing a financial strain on the company. In order to alleviate this difficulty, management determined it in the best interests of the company to turn the loan into a down payment on the business and to carry the balance of the purchase price over time. This became effective July 1, 2002.

Prior to our filing the Registration Statement, we met with several investors to whom we supplied our business plan. After reading our plan and visiting our former store, they indicated their interest in investing in our company based on our concept of retail business center operations. It was agreed that we would file a registration statement with the United States Securities Exchange Commission ("SEC") to fully comply with securities laws to protect both the company and potential investors.

Management selected the SEC's Form SB-2, which according to the rules and regulations provided for a more simplified procedure for registration for small issuers. As this was the first time for filing a registration statement for management, the length of time to become effective was mis-judged.

Due to 1) the error in determining our effective date, 2) our determination that operating multiple locations will be difficult until management is more experienced, and 3) the financial burden of supporting two locations, management decided to sell the storefront location on Lone Mountain Road. This allows management the time and funds necessary to begin to secure, remodel, and equip the new location in a manner consistent with the business plan.

Our Competition

There is currently a limited competitive market for full service business centers targeting conventioneers and hotel guests. However, the business center market, as a whole, is characterized by intense competition with a large number of companies offering or seeking to develop services and products that will compete with those that we are seeking to develop and offer.

Currently there are companies such as Mailboxes Etc., PostNet, USA Host, and various contract business center providers operating in the Las Vegas market. With over seventy-five (75) locations between these three major companies, we had to develop unique services and pricing to gain what we believe will be an edge in this market.

Mailboxes Etc., PostNet, and USA Host operate from retail storefront locations or locations open to conventioneers. Mailboxes Etc. and PostNet operate from stores located in retail shopping centers while USA Host operates directly from the Las Vegas Convention Center. Due to their fixed locations, these stores will not have the physical store layouts to offer a drive-up window service. Their stores are located within the centers in between other retailers preventing them from building drive-up windows. By locating our store in a free-standing building or at the end of a strip mall, we can accommodate a drive-up window.

Our competitors have been incorporating more and more convenience into their services by offering free pick-up of small jobs for copies, binding, laminating and document preparation. To this end, we will be expanding these to include package pick-up services. It is this area that we believe will provide us with the ability to gain market share rapidly.

Our competitors are not only larger than we are, they also have more capital. They advertise heavily and we will have a limited advertising budget. They also have more working capital than we do. These competitors franchise operations as well as run company stores. This diversity gives them the ability to open and close stores based on their financial performance. This eliminates poor performers and spreads the financial risk for the company.

Proprietary Rights

The company filed trademark applications with the U.S. Patent and Trademark Office ("USPTO") on both the "Post Express" (USPTO Serial Number 76324831) and the "Post Express Fly Girls" (USPTO Serial Number 76324830) names. You may review the status of the applications by using these serial numbers to search the Trademark Electronic Search System ("TESS") at the USPTO web site, http://www.uspto.gov/web/menu/tm.html.

Our Employees

We currently have no full time paid employees. Our President, Diane J. Harrison, currently provides the strategic direction and the necessary labor to support our operation. Prior to running the Post Express, Ms Harrison was President of the Business Resource Center, a small business center in Las Vegas, Nevada, where she provided mailbox rental services, FedEx and UPS services, and fulfillment services. (Fulfillment services are the purchase order processing and the packaging and shipping of products ordered via televised commercials.) Ms. Harrison has committed to providing to the Post Express her services at a minimum of forty (40) hours a week.

We currently have no key employees, other than Diane J. Harrison our President/Treasurer and sole Director. Ms. Harrison is receiving no pay or other stock benefits for her performance. The business plan calls for the implementation of a salary of $4,000.00 per month for Ms. Harrison upon completion of the offering and the opening of the new store.

There are no key consulting contracts with any individuals or companies at this time.

When the beta test was fully operational, the company had six (6) temporary full-time employees and utilized contract labor to support the remote sites.

The business plan calls for the company to utilize an employee leasing company for full-time employees when the new storefront becomes operational. Key employees such as a Chief Executive Officer, Chief Financial Officer, and Operations Manager will be hired independently of the employee leasing company. We are also actively seeking to attract 2-3 individuals to function on our Board of Directors. We believe that individuals with a background in the travel/leisure/hotel business with strong leadership and customer relations skills could fit our needs. We are trying to find someone with a specific background in the retail mailbox, pack/ship store industry. The opportunities most associated with business centers typically attract people from these industries. We are talking to several people with experience opening business centers in hotels. It is this strategic experience that we believe will allow us to fully develop our concept. By using an individual with prior business center design and operations we hope to avoid some of the typical overbuilding problems.

As a result of Ms. Harrison's contacts in Las Vegas' hotel industry, two people in particular were brought to the attention of management. Both have worked with Las Vegas hotels extensively for several years and one has in fact actually been responsible for opening two business centers in hotels. Discussions on a preliminary basis have been started. We have not held any discussions as to offers, exact position, duties, responsibilities, and remuneration with either.

The Las Vegas market has an abundance of qualified personnel that would fit a business centers employment needs. Due to the large hotels and their trained staffs there is a good personnel pool from which to draw. Customer service personnel are hired and trained by credit card companies as well as telephone center operations here in Clark County and this provides us with an additional source of potential quality employees. Store employee needs may be provided via an employee leasing company. While we have not discussed anything with any particular company, our accountants advise us that using an employee leasing company may be a method for us to save money.

Although there is a lot of information to learn regarding each carrier's packing and shipping requirements and abilities, we will be using one of the major software packages designed specifically for pack and ship centers, such as PC Synergy, which greatly simplifies the process. This software contains pack and ship pricing for all the carriers, takes the weight and destination and calculates rates and provides a rate comparison, prints the label for the carrier of choice, uploads the data on the package to be picked up to the respective carrier, and automatically adds the price of shipping to the cash register total. Thus, employees need only learn to use the software, greatly reducing the learning curve and the potential for shipping, packaging, and billing mistakes.

While we will be renting time on computer terminals and offering in-store hi-speed Internet access, we do not believe that we will have a need for employees with anything more than good computer user skills. We will not be offering any specialized computer programming or computer technical services.

We believe that the one group of employees that will be unique to our service offering is the "Post Express Fly Girls." This is a group of young women that will go directly to the hotel and pick-up packages from hotel guests and conventioneers. They will be equipped with small portable scales for weighing parcels and wireless credit card processors for payment. Customers can e-mail us at our <lvpostexpress@aol.com> address with the request for package pick-up. If the customer does not e-mail us the information, they can call and schedule a pick-up. Our research has led us to conclude that the majority of conventioneers are male and that by having attractive young ladies in appropriate uniforms for the package pick-up, we may gain market penetration quicker.

Marketing Plan

Our current marketing plan involves positioning ourselves as a business services company targeting a niche market - conventioneers and hotel guests. We intend to continue to retain the services of The Rogich Communications Group for the development of our service and product brochures, advertising sheets, and public relations. Mr. Sig Rogich is the President of The Rogich Communications Group and The Rogich Communications Group owns approximately 11% of our stock, which was provided in exchange for services. We have not entered into any formal contractual arrangement for these services nor do we anticipate any unless and until we are able to raise further capital. To prevent further dilution of shares, continued services of The Rogich Communications Group will be paid for on a cash basis.

We will utilize a direct marketing person to contact convention groups to solicit business prior to their arrival in Las Vegas. Simultaneously we will contact hotel convention sales teams to solicit their business for our services. Preliminary contacts with various hotel groups indicate a high degree of interest in our providing some of the following services to their convention groups:

(a) Package receiving and return package shipping;
(b) High volume copy service;
(c) Preparation of presentation materials;
(d) Delivery of materials to clients at conventions; and
(e) Binding and laminating services.

On an individual basis, we will use a direct approach typically used in Las Vegas. Flyers and brochures will be handed out to conventioneers in multiple locations during conventions. Advertising via radio, billboards, and moving signs during large conventions will be employed.

Sales Strategies

Power Point Presentation. We plan to create a flexible Power Point presentation that our marketing department will use to deliver a professional sales presentation specifically tailored to the needs of our hotel convention business. The presentation will have a core section that is generic to all customer segments as well as specific customer segment modules allowing modification of the presentation for the appropriate audience. Additionally, this Power Point presentation will be the basis for brochures and print advertising layout to ensure we have a consistent look through out all our marketing communications.

Capability Brochures. We expect to create a capability brochure featuring our family of services and products. This will be a high quality brochure with extensive detail.

Public Relations and Advertising. We plan to implement a campaign to obtain media coverage by publishing persuasive news articles and feature stories that increase the awareness of the business center services and further the acceptance of our products, services and technologies as the solution to targeted customer segments. Advertising our services and products and cooperative advertising with our strategic partners will be important tools to increase sales.

Incentives. We intend to give away promotional incentive items and gifts to our customers to promote us and our services and products. By giving away small, souvenir-type items such as key chains, refrigerator magnets, or calendars, customers will take home a memento of who and where we are to remind them of our services for their next visit.

Trade Shows. In general, we will attempt to attend packaging and shipping trade shows through our strategic partners (e.g., UPS or FedEx) by encouraging them to pay for the space at a show and to permit us to use their booth backdrop while we provide assistance staffing the booth.

Internet. The company has secured its own domain name, POSTEXPRESSFLYGIRLS.COM and is developing the site for future use. The primary function of our website would be to inform out-of-town conventioneers of our services prior to their arrival in Las Vegas. Secondarily, we would use the site for further development of our "Fly Girls" for the Las Vegas market. We have learned through our research that a high percentage of conventioneers that visit Las Vegas use the Internet to research different types of businesses and services available. As members of the Chamber of Commerce we receive their newsletter and business publication that details much of this data. Our website is intended to make conventioneers aware of our products and services so when they arrive they know where we are located and how they can contact us about our products and services.

Residential and Commercial Customers

Residential customers consist of all homeowners that have package shipping needs. Commercial customers are small to medium size businesses with packing and shipping needs. These consumers are becoming increasingly aware of the need to be able to save time and money when shipping, especially with the popularity and growth of Internet mail-order businesses. By attracting residential users as well as small businesses, we expect to secure a larger market share.

Other Markets

Government agencies that must seek competitive bidding for various copy and shipping services are another target market. We are in the process of researching the City of Las Vegas and the County of Clark bidding procedures.

Government Regulation

As a business-services supplier, we are subject to a limited variety of local, state, and federal regulations. While we believe that our operations are in compliance with all applicable regulations, there can be no assurances that from time to time unintentional violations of such regulations will not occur. Certain of our services are regulated by the United States Postal Service ("USPS") and the individual states where our services will be marketed. For example, we will have ready access to the most current versions of USPS's Domestic Mail Manual and the International Mail Manual at all times to assure our compliance. Government regulation often means additional costs for compliance activities and the risk of losing revenues should regulations change.

The United States Postal Service has adopted new procedures for package shipment post September 11, 2001. These include package wrapping and shipping both nationally and internationally. These changes can materially affect the cost of shipping and can have a direct on our ability to make a profit. New postal rates to go into effect June 30, 2002 will have a direct impact on our business. United States Postal Service letter and package shipping as well as the sale of stamps is a portion of our business. These increases could potentially result in our customers going directly to the post office instead of our store for services thereby directly impacting our revenues and profits.

Our various service suppliers, such as those for cellular telephone service and commercial shipping services or the USPS, have not advised us of any impending legislation that would affect our business in the foreseeable future.

Pricing

We have developed what we believe is a comprehensive pricing plan for our products and services with the flexibility to be not only competitive, but also below the pricing of our major competitors including the Las Vegas Convention Center business center.

We have spoken in-depth with UPS and FedEx representatives concerning our competitors pricing and our goal for our pricing structure. With input from them and our research on exact pricing from our competitors we have formulated the basic structure provided in the table below. This is a model only and changes may or may not occur depending on the economic climate in Las Vegas. Our exact price structure will be developed once we know our location build-out costs, our equipment expenditures, and our personnel costs. The following table is an example of some of our tentative pricing. The total services and products may vary at the time of opening and this will affect our pricing structure. This table is not all inclusive of the services to be offered.

Table 5.0 Tentative Product and Service Pricing

Product or Service	Price - High	Price - Medium	Price - Low
Copy Service B/W	$0.13 per copy	$0.12 per copy	$0.10 per copy
Copy Service Color	$2.00	$1.75	$1.50
Fax Send - Domestic 1st page	$3.00	$2.75	$2.50
Fax Send - International 1st page	$10.00	$8.50	$7.00
Fax Receive	$1.50	$1.25	$1.00
Word Processing	$10.00 per page	$9.00 per page	$8.00 per page
File Printing (by our staff)	$2.00	$2.00	$2.00
Business Cards (500)	$44.00	$42.00	$40.00
Shipping (Minimum 3lb. rate.)	$6.00 per lb.	$5.00 per lb.	$4.00 per lb.
Large shipping boxes	$8.00	$7.00	$6.00
Packing service	$25.00	$20.00	$15.00
Packing Materials (e.g., Bubble Wrap)	$12.00	$10.00	$8.00
Two-way radio rental	$15.00 per day	$15.00	$15.00
Cell phone rental	$5.00 day + 1.00 per minute domestic long distance included	$5.00 day + 1.00 per minute domestic long distance included	$5.00 day + 1.00 per minute domestic long distance included
High Speed Internet Access	$6.00 per hr.	$6.00 per hr.	$6.00 per hr.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings nor are any contemplated by us at this time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of our knowledge there are no transactions involving any director, executive officer, any nominee for election as a director or officer or any security holder who is a beneficial owner or any member of the immediate family of the same other than the following:

-Diane J. Harrison, Esq., one of the founders, is our President and Treasurer and sole Director. She is also providing the legal opinion as to the validity of the common stock we are offering. Accordingly, there may be a conflict of interest. Ms. Harrison has made loans to the company in the amount of $59,415 to support the continued operations of the business. For additional paid-in-capital of $9,814.81 on October 27, 2001, and $6,870.38 on December 1, 2001, Ms. Harrison received an additional 370,370 and 259,259 shares respectively, for a total of 629,629 shares of our common stock. This was an average share purchase price of $0.0265 per share. The valuation of this stock was arbitrarily determined by the management team based on their experience. For the original 2,000,375 shares of stock issued to Ms. Harrison on May 22, 2000, the value was a pre-determined amount, $204.00, agreed upon by the founders prior to incorporation. This was based on the fact Ms. Harrison would be the primary person responsible for running the company on a day to day basis and for supplying the funds to purchase assets, should any be located.

-Lesley S. Sanders, a selling security holder, is the wife of our former Secretary, Steven A. Sanders. Mrs. Sanders has sole voting and dispositive rights over her shares. The amount of shares Mrs. Sanders received for her $6.60 investment was pre-determined by the founders prior to incorporation. Her input on the business plan was the determinant in her receiving 60,000 shares on May 22, 2000. Since her initial involvement, Ms. Sanders has had no role in the Company, and she has no continuing interest other than her stock.

-Robert Bedore received 40,000 shares of stock on May 22, 2000 in exchange for $4.40 of capital for the original formation of the corporation. He received a pre-determined number of shares agreed upon by the three founders for his assistance in the preparation of the business plan. Mr. Bedore has no position within the company nor any continuing interest other than his stock.

-The Rogich Communications Group's President, Mr. Sig Rogich, has dispositive rights over the shares issued to the Rogich Communications Group for services as our company public relations and advertising firm. The value of the 374,625 shares issued to The Rogich Communications Group was based on the fair market value of the retainer for services offered by this company to its other clients ($7,500.00). We assigned a fair market value of $0.02 per share. Management used its experience in determining the value of these shares. The Rogich Communications Group continues to be the public relations firm for the corporation. It will be paid on a cash basis for any future and continued efforts on behalf on the corporation.

- Michael J. Daniels, husband of our President and Treasurer and sole Director, Diane J. Harrison, purchased the Post Express assets on June 29, 2001. Later that same day, Mr. Daniels assigned all rights he purchased in Post Express to M.C.F.T.Y. National. This was done for the sole purpose of avoiding losing the opportunity to purchase some of the Post Express assets to a competitor. Mr. Daniels performed the initial search for a company for M.C.F.T.Y. National to acquire and was in Las Vegas at the time the offer to purchase the Post Express assets was made and accepted. He has no interest in the company other than as the original incorporator, as the husband of Ms. Harrison, and as an unsecured creditor that made small loans to the us in the amount of $22,062.22. (See Financial Statements.) Mr. Daniels has no interest in the corporation in the form of stock or a position and has no continuing interest other than his wife is the President, Diane J. Harrison.

- Ms. Harrison and Mr. Daniels have made loans on an interest-free basis to the company to assist in the implementation of the business plan. Both Ms. Harrison and Mr. Daniels have agreed to forego payment in full of the loans until the company is operational at its new location and is generating revenue. These were informal loans with no specific due date and were done only to facilitate the business. There has been small amounts of repayment to Mr. Daniels through June 30, 2002 totaling $3,000.00.

The Securities Act of 1933, Rule 405 defines a promoter as "[a]ny person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issuer." A promoter is further defined as "[a]ny person who, in connection with the founding and organizing of the business or enterprise of an issuer, directly or indirectly receives in consideration of services or property, 10 percent or more of any class of securities of the issuer or 10 percent or more of the proceeds of the sale of any class of such securities. However, a person who receives such securities or proceeds solely as underwriting commissions or solely in consideration of property shall not be deemed a promoter within the meaning of this paragraph if such person does not otherwise take part in founding and organizing the enterprise." Accordingly, the status of the following persons is disclosed:

-Diane J. Harrison, Esq. has not been identified as a promoter and is correctly identified as a founder and as our current President and sole Director. Ms. Harrison will receive a fee of $5,000 for her services relating to the preparation and filing of this registration statement. This fee will be paid when funds are received from the sale of stock related to this offering as part of the $14,100.00 Offering Expenses discussed Table 1.0. Her fee is based on a reasonable fee charged by other attorneys similarly situated.

-Michael J. Daniels has been identified as the original incorporator of our corporation and has had no direct involvement in management decisions, promoting the company (other than assisting his wife as the President and founder). For his services in the store he received no compensation. He received no commissions of any type nor any monies for his completing the transaction to purchase assets of Post Express other than the reimbursement of the original purchase price he paid. As the original incorporator, Mr. Daniels should be considered, under strict interpretation of Rule 405 of Regulation C of the Securities Act of 1933, a promoter.

-Lesley S. Sanders, the spouse of Steven A. Sanders, the former secretary of the Corporation., is one of our founding shareholders. Accordingly, Mrs. Sanders should be considered, under strict interpretation of Rule 405 of Regulation C of the Securities Act of 1933, a promoter. Mr. Sanders received neither stock in the corporation nor remuneration for any assistance he provided. Mr. Sanders, as our former secretary, should be considered, under strict interpretation of Rule 405 of Regulation C of the Securities Act of 1933, a promoter.

-Robert Bedore should be considered a promoter under strict interpretation of Rule 405 of Regulation C of the Securities Act of 1933. Mr. Bedore has not been involved in the activities of the company on a strategic or day to day basis.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following plan of operation, management's discussion and analysis of financial condition, and results of operations should be read in conjunction with our financial statements and notes thereto contained elsewhere in this prospectus.

Plan of Operation

General

In the beginning of the third quarter 2001, we acquired the rights to some of the assets of the Post Express in Las Vegas, Nevada, a retail mailbox/business center for $55,000.00 cash. Upon taking over the retail storefront we began to upgrade the interior of the store with new carpeting, paint and upgraded retail merchandise and services.

We targeted the fourth quarter of 2001 to begin a beta test of remote locations to determine the feasibility of operating business centers in retail shopping mall locations. We developed a policies and procedures manual for operation in the malls and we commenced operations in two (2) malls on November 1, 2001; one (1) mall on November 12, 2001; and one (1) mall on November 20, 2001. The primary focus of these locations was to determine the viability of offering the specific service of packing and shipping in a retail shopping mall. Our goal was to see if foot traffic alone was enough to generate revenue and profits or if demographics played a major role.

By December 1, 2001 we closed down two (2) locations as unprofitable. We continued with the other two locations until December 26, 2001. We were able to determine that foot traffic even in large numbers is not a sufficient determinant of business. Demographics played a much larger role. In the single mall where the demographics showed a high disposable personal income the kiosk was able to reach a break even point.

Armed with this data, we began to develop the business plan in detail for a location where demographics and foot traffic could both play a role. While the disposable personal income of a single conventioneer may not be high, he is typically there at company expense and therefore there is greater disposable income available to him/her.

Our goals for the next twelve months are to be fully operational in our new location in the third quarter of 2002, evaluate lessons learned and make necessary changes in the first quarter 2003, and pursue expanding to other locations by the end of the second quarter 2003. Based on our historical experience from the former Post Express location, we believe that we could be generating revenue at our new location by December 31, 2002. We spoke with a contractor who has advised us that a build-out of either of the two locations from which we are choosing will take approximately thirty (30) days. If we can secure our financing no later than August 31, 2002, we can secure our property lease, remodel, and be open in early October.

We researched in detail equipment purchase versus equipment leasing. We will be relying on our accountants to assist us in selecting the proper method for securing our equipment. With completed build-out and equipment purchases by September, we will initiate implementation of our marketing and sales strategies. We believe that we can begin operating in our new location on Convention Center Drive by September 2002 and supplying package pick-up service to a minimum of twelve hotels (in relatively close proximity to the new store) by December 2002. If for any reason (or for no reason) the new store did not commence operations, or business is less than anticipated, such an event would have a material adverse effect on us.

Floor layout is critical to our success. We are using input from representatives of UPS and FedEx as well as evaluating existing centers in Las Vegas. The design of the countertops, computer rooms, self-service equipment stations, and individual computer workstations must be ergonomically comfortable as well as functional. Our small individual polls of conventioneers indicate that comfort as well as functionality is important.

The cash necessary to support this initial business plan implementation was being supported by the store operations as well as the sale of some of the assets acquired last year. This allowed current management to continue the business plan implementation. We believe that further cash will be needed to continue to support expansion operations. Should we not receive additional funding, we will pursue expansion on a limited basis until operations can again be self-sustaining. We believe we will need to raise $400,000.00 to support the proposed expansion of operations over the next twelve months. While we have tried to analyze each and every situation relative to opening the new location, we made preparations for a contingency budget in our working capital. As illustrated in Table 6.0, the $400,000 will be used specifically for facility modifications and purchases of electronic and computer equipment, copiers, high speed mail equipment, furniture and desks, retail inventory of office supplies for resale and for use by our operational staff, shipping supplies, and corrugated boxes. Additionally, we will need working capital for employee wages. Lastly, funds will be needed for sales, marketing and advertising expenses, business insurance, workers compensation insurance, tax deposits and legal and accounting fees. These figures are based on extrapolations from operating the former store on Lone Mountain Road in Las Vegas.

Table 6.0 Estimated Expenses

Amount of Capital Raised	Offering Expenses	Equipment & Inventory Purchases	Store Lease Facility Modifications	Employee Wages	Working Capital
$25,000.00	$14,000.00	-0-	-0-	-0-	$11,000.00
$100,000.00	$14,000.00	$40,000.00	$25,000.00	$11,000.00	$10,000.00
$200,000.00	$14,000.00	$115,000.00	$25,000.00	$30,000.00	$16,000.00
$300,000.00	$14,000.00	$190,000.00	$25,000.00	$50,000.00	$21,000.00
$400,000.00	$14,000.00	$279,000.00	$25,000.00	$50,000.00	$32,000.00

Management determined that in the event significantly less than the 10,000,000 shares offered in this offering are sold thereby raising less capital, it will implement an alternative strategy. One alternate strategy contemplates using a small location near the strip that would permit implementing our package-pick-up services on a limited basis.

Package pick-up and shipping are the work-horses of the business. The other planned services are primarily ancillary. Thus, once sufficient funds are received to cover the Offering Expenses, Store Lease/Facility Modifications, and minimal purchases (i.e., the $100,000.00 level), the store can be operational. Thereafter, the services remaining can be selectively implemented according to demand and/or the amount of capital raised. For example, certain of the services we hope to offer that are cost intensive (such as word processing or cell phone rental) may not be offered initially in the event we raise less than the $400,000.00 optimum. Once operational, the services not initially implemented will be added as cash flow allows.

Research and development efforts are primarily geared to streamlining operations to reduce expenses and to developing additional services for the center. Additional services may include new technology for interactive kiosks that can be located in the center and broadband services that allow customers greater access to the Internet for their business and personal needs. These services will be pursued, if at all, no earlier than fourth quarter 2002.

Management has not determined the exact extent of business opportunity in Las Vegas due to the lack of financial information procurable from our competitors. While the recent issues of HotelBusiness Magazine predict an increase in business centers and business center technology in the year 2002, any unforeseen events such as happened on September 11, 2001 could adversely affect our business as we are reliant upon consumer spending. The cost of equipment, technology, and labor could increase and directly affect our ability to be profitable.

Our policies and procedures that we developed for the store will be implemented immediately upon opening the new location. We plan to be open for business during the following hours:

Table 7.0 Hours of Operation

Day of the Week	Hours of Operation
Monday through Thursday	6:00 a.m. to 11:00 p.m.
Friday	6:00 a.m. to 9:00 p.m.
Saturday and Sunday	8:00 a.m. to 6:00 p.m.

There will be a store supervisor in store at all times to monitor the operations and take corrective action when necessary. Daily sales and management reports will be printed and analyzed on a weekly basis for corrective action. Management is planning for a ramp up of operations according to the historical operation of the former Post Express store. Contingency plans have been made in the event the new location generates business faster than expected.

We are assuming that we will have sold our entire 10,000,000 shares offered and thus raised the $400,000 we anticipate. This provides for full implementation of our business plan and all the products and services we will offer. Raising less capital will cause management to implement an alternative strategy, such as those discussed previously.

Foot count has been estimated at a minimum of 100 per day during the first thirty days of operation. After our advertising and marketing and sales campaigns are in effect, we anticipate a minimum of 250 per day. This should occur sometime during the second month of operation. By the month of December, when the large COMDEX and National Finals Rodeo conventions come to town, we fully anticipate over 500 per day. Figures for the above were obtained from Las Vegas Convention and Visitors Authority statistics.

Based on an average of $1.50 per square foot of space we expect our average sale of $11.00 per person or $33,000 per month to make the store self supporting from the very first month. As the conventions arrive our daily per sale amount will increase as will our foot traffic. Our cash flow should also be continually self-sustaining. All customers pay for their services as they are supplied. No credit terms are offered. We used our historical figures from our former location to project what our average sale should be.

From January of 2003 through May of 2003 the convention schedule should supply a steady client base while we build our local traffic. We have learned from our former operation that the name Post Express already enjoys community recognition from our tests in the malls. We have already received an inquiry from the most demographically supportable mall to open full-time in the mall. Management has not yet acted on this request as our energy has been directed to the new store.

While we have some debt, the cash flow from operations was able to sustain the company. Our cash position through June 30, 2002 shows only $2,324.02 cash on hand. While this was enough to support the former store, it will not be enough to sustain the new full-service location. We are dependent on raising additional capital to complete the expansion to another full-service location in Las Vegas. If our current cash position does not improve significantly, we will establish a small location close to the Strip rather than implement a new full-service location on Convention Center Drive.

Our loss of ($61,552.11) for the four (4) mall locations was due primarily to the high cost of labor, rent, marketing, and advertising and the reduction in consumer buying stemming from the tragedy of September 11, 2001. Our loss of ($15,768.32) for the former store-front location was due, in large part, to having to execute our plan during the slowest months of business and, also, one time costs associated with upgrading the business.

A more in-depth analysis of the expenditures for postage/delivery/supplies, bank service charges, permits, office expenses, professional fees, rent, and telephone expenses leads us to believe that while these costs will rise, they will rise at a slower percentage rate than our increasing revenues. Our expenditures for postage/delivery/supplies will increase on an real-dollar basis due to the need to increase inventory purchases to accommodate the increase in business. On a percentage basis, we anticipate theses expenditures will decrease at the new location due to greater sales, greater volume discounts to be negotiated with our carriers, and higher rates to be charged to the customer.

While our expenses in each of the other categories listed above, will increase in actual dollars, they will decrease in percentage terms due to increased sales and improved efficiency. For example, although the monthly rent will increase on an absolute dollar basis, it will decrease on a per square foot basis, thereby decreasing the real cost per square foot. In other words, because we can handle more customers at the new, larger location, we can generate greater sales per square foot thereby reducing the real cost per square foot.

We have tried to negotiate better rates with both of our current banks for our bank account and our credit card processing account. A decrease of one-half percent (1/2%) in our discount rate on credit card processing will help to keep the percentage increase decreasing while the actual dollars may be increasing.

We have been keeping abreast of the trends in business centers through HotelBusiness Magazine, local trade publications, and the Las Vegas Chamber of Commerce. Business center demand has increased dramatically in Las Vegas and, with the Mandalay Bay Resort & Casino opening a new convention center in 2003, demand will continue to rise. We have learned that extreme events such as September 11, 2001 can have a dramatic impact on business here in Las Vegas. To this end, we have tried to address the possibility of another event by spreading our risk between convention, hotel, and local business. To improve liquidity in our former store, we sold the company automobile for $7,500, "Kelly Blue Book" value, to pay down some of the debt owed to Michael J. Daniels for loans and accounts payable. Management determined that providing a company vehicle for the "Fly Girls" and package pick-up from the former Post Express location was too costly in terms of the commercial-use insurance requirements. Package pick-up from our proposed new location will not be subject to the minimum twenty-four-mile-round-trip drive between the Strip and the former Post Express; thus package pick-up should be more economical.

Although our primary focus at this time is on the new store in Las Vegas, we are hoping to eventually expand our services to areas outside of the Las Vegas market. However, the uncertain economy could have a material adverse effect on such plans. We have not identified any specific locations at this time. We are currently conducting minimal research into Atlanta, Georgia and Orlando and Tampa, Florida as possible new locations in the event we decide to expand. We anticipate it will take 6-12 months to research the data on these cities. The major determining factor to be used in site location is the size and volume of convention business. A further breakdown of the annual numbers of convention visitors into equal months will allow us to determine an appropriate cash flow.

In the event we are unable to sell the entire 10,000,000 shares of this offering thereby reducing our net proceeds, we have developed an alternative plan to implement services on a reduced scale (i.e., the small location near the strip discussed above). This will allow us to still ramp up operations, only on a longer timetable. Because package packing and shipping provides the greatest margins, in the event of reduced funding, we will concentrate our efforts of targeting this segment to provide maximum return for our efforts.

Results of Operations

General

During the six months ended June 30, 2002, our assets consisted of all inventory and equipment in the retail storefront location and our revenues were generated from services and products sold to the general public at large as well as an additional loan to the company. We discontinued business at the four (4) satellite beta test sites we operated from November 1, 2001 through December 31, 2001. These remote locations were on short term leases. Two locations were operated from carts and the other two were operated from kiosks. The leases were structured as follows:

Table 8.0 Beta Test Site Leases

Location	Type	Rent	Length of Lease
Meadows Mall	Cart	$11,300.00	11/01/01 - 12/31/01
4300 Meadows Lane
Las Vegas, Nevada 89107
The Boulevard Mall	Cart	$12,800.00	11/01/01 - 12/31/01
3528 Maryland Parkway
Las Vegas, Nevada 89109
Fashion Show	Kiosk	$7,500.00	11/10/01 - 12/31/01
3200 Las Vegas Boulevard South
Las Vegas, Nevada 89109
The Galleria At Sunset	Kiosk	$7,000.00	11/18/01 - 12/31/01
1300 W. Sunset Road
Henderson, Nevada 89014

Results of Operations Ended December 31, 2001

During the six months ending December 31, 2001, we had revenues of approximately $72,809.95 from the storefront location and another $12,787.06 from our beta test site locations. During the six months ending December 31, 2001, the company's costs associated with generating revenues was approximately $88,578.27 and approximately $74,339.17 for the beta test site locations. This resulted in a gross loss of approximately $77,320.43 for the six months ending December 31, 2001.

Operating expenses for the six months ending December 31, 2001, were approximately $44,905.82 for the storefront location and $74,339.17 for the beta test site locations. We had minimal interest income or expense for the six months ending December 31, 2001.

Results of Operations Ended June 30, 2002

During the six months ending June 30, 2002, we had revenues of approximately $82,094.26 from the store and loans. During the six months ending June 30, 2002, the company's costs associated with generating revenues was approximately $90,318.72. This resulted in a loss of approximately ($8,224.46) for the six months ending June 30, 2002.

We had minimal interest income or expense for the six months ending June 30, 2002.

Our financial statements reflect current accounts payable of $28,376.91. This is a direct result of our beta test; specifically, the poor performance at the two mall locations and the inability of those locations to produce enough revenue to cover the cost of renting mall space and kiosks. Store operations and the sale of the company automobile permitted us to reduce this debt by $11,000.00 to the current $23,376.91 as of June 30, 2002. The $2,000 loss on the sale of assets was due to depreciation as our accountants have reported it on our tax asset detail.

Liquidity & Capital Resources

As of December 31, 2001, we had net shareholder equity of ($59,071.68), accumulated losses during the development stage of ($77,320.43) and a net cash flow of ($44,471.80) provided by operating activities. During 2001, cash was provided from the sale of capital stock and proceeds from cash advances from stockholders. We received $103,381.65 in cash from (1) the issuance of capital stock ($531.37); (2) the sale of additional capital stock to our President/Treasurer and sole Director, Diane J. Harrison as additional paid-in-capital ($16,685.19); (3) various no interest loans from Ms. Harrison ($61,150.00); and (3) a no interest loan from Michael J. Daniels, the original incorporator of the company ($25,033.09). (See Financial Statements.)

As of June 30, 2002, we had a net shareholder equity of ($29,815.14), accumulated losses of over $80,000 and a negative cash flow of over ($45,000) provided by operating activities. We have had to take in additional non-interest loans to supplement our cash for operations.

Management believes that the net cash increase for the year 2001 of $9,989.23 will not be sufficient to sustain operations and that additional funds will need to be raised to support the new store operations. Consequently, we will seek additional funding through public or private financing or other arrangements. Such additional funding may be financed by bank borrowings, public offerings, or private placements of equity or debt securities, loans with shareholders, or a combination of the foregoing. Our cash decrease in the six months ending June 30, 2002 will definitely not support further operations without raising additional capital.

Our recent beta test, which involved operating satellite locations, added additional costs and expenses not associated with running the main storefront operation. Although no assurances can be made, we believe that our expenses will increase proportionately to revenues during the fiscal year ending December 31, 2002, due to our plans to continue to develop, market, and operate a full service business center servicing hotel guests and conventioneers and by no longer operating the remote locations in the malls.

As of June 30, 2002, the company had approximately $2,809.44 cash on hand. Management determined this amount was insufficient to continue to support store front operations as well as any expansion. As stated above, the store front location on Lone Mountain Road was sold to reduce debt and facilitate moving forward with the plan for a new store location.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The names and ages of our directors and executive officers are set forth below. Our By-Laws provide for not less than one and not more than fifteen directors. All directors are elected annually by the stockholders to serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified.

Table 9.0 Directors and Executive Officers

Name	Age	Position
Diane J. Harrison	44	President, Treasurer, Chairman of the Board of Directors (1)
Devone DeSoto	34	Secretary

(1) This is the first Directorship held by Ms. Harrison and she is currently our sole Director. Ms. Harrison is also serving as counsel for this offering. Accordingly, she is providing the legal opinion and may, therefore, have a conflict of interest as both counsel and as an officer and the sole director of the company.

Background of Executive Officers and Directors

Diane J. Harrison has served as our Chairman of the Board of Directors since inception on May 22, 2000. She is the current President and Treasurer. Ms. Harrison has a Bachelor of Science degree in Chemical Engineering. She began her 15 year professional career at Rockwell International Corporation, Canoga Park, California, in the engineering department. She left Rockwell to accept an engineering position with the United States Department of Energy, Yucca Mountain Site Characterization Project Office, in Las Vegas, Nevada. Ms. Harrison owned and operated a small business in Las Vegas called the Business Resource Center, which provided small businesses a resource for hourly office-space rental, mail receiving, package shipping, and graphic design. In May of 2000, she received her juris doctor degree from Stetson University College of Law, St. Petersburg, Florida, graduating with honors and as the Editor-in-Chief of the Stetson Law Review. She worked as an Associate Attorney with Ruden, McClosky, Smith, Schuster, & Russell, P.A., before leaving to get involved with the Post Express.

Table 10.0 Diane J. Harrison's Employment History

Position	Dates
Employer	Location
President/Treasurer	May 2000 to Present
M.C.F.T.Y. National	Las Vegas, Nevada
Attorney	August 2000 to April 2001
Ruden, McClosky, Smith, Schuster, & Russell, P.A.	St. Petersburg, Florida
Law Student	August 1997 to May 2000
Stetson University College of Law	St. Petersburg, Florida
President	June 1996 to August 1998
Sierra Securities Transfer, Inc.	St. Petersburg, Florida
Manager, Fissile Materials Disposition/Repository Analysis	May 1994 to February 1997
U.S. Department of Energy, Yucca Mountain Site Characterization Office	Las Vegas, Nevada
President	July 1993 to May 1994
Business Resource Center	Las Vegas, Nevada
Branch Chief, Field Engineering Branch	May 1992 to July 1993
U.S. Department of Energy, Yucca Mountain Site Characterization Office	Las Vegas, Nevada
Materials Engineer, Field Engineering Branch	October 1989 to April 1992
U.S. Department of Energy, Yucca Mountain Site Characterization Office	Las Vegas, Nevada
Nuclear Operations Engineer, Hot Laboratory	July 1982 to September 1989
Rockwell International Corporation	Canoga Park, California

Devone DeSoto has served as our Secretary since June 13, 2002. Ms. DeSoto is currently training in the Post Express as a manager, unpaid, to become a part of the management team. She was employed by Pacific Care, a Health Plan of Nevada, for over eight years as an analyst in healthcare informatics. She was responsible for surveys, statistical analysis, analyzation of geographic data, and extensive customer service. She has an Associate Degree from Lorain County Community College, Elyria, Ohio.

Table 11.0 Devone DeSoto's Employment History

Position	Dates
Employer	Location
Secretary	June 2002 to Present
M.C.F.T.Y. National	Las Vegas, Nevada
Analyst	June 1994 to January 2001
Pacific Care, an HPN (Health Plan of Nevada)	Las Vegas, Nevada

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation of our Chief Executive Officer, and the most highly compensated employees and/or executive officers who served at the end of the fiscal years December 31, 2000 and 2001, and whose salary and bonus exceeded $100,000 for the fiscal years ended December 31, 2000 and 2001, for services rendered in all capacities to us. The listed individuals shall be hereinafter referred to as the "Named Executive Officers."

Table 12.0 Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restricted Stock Award(s) ($)	Securities Under-lying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen-sation ($)
Diane J. Harrison, (1) President, Treasurer, Chairman of the Board of Directors	2000 2001	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-
Steven A. Sanders, (2) Former Secretary	2000 2001	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

(1) There is no employment contract with Ms. Harrison at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

(2) There is no employment contract with Mr. Sanders at this time. Nor are there any agreements for compensation in the future. A salary and stock options and/or warrants program may be developed in the future.

Additional Compensation of Directors

All of our directors are unpaid. Compensation for the future will be determined when and if additional funding is obtained.

Board of Directors and Committees

Currently, our Board of Directors consists of Ms. Harrison as our sole Director. The company is actively seeking additional board members and will present them to the shareholders at the appropriate time. While the specific niche of business centers is small relative to the entire retail industry, the availability of talented people for our board is not. We have been able to identify that the education and experience from the retail industry at large is transferrable to other companies. We are trying to find individuals with retail pack/ship experience such as MBE, PostNet, Kinkos or other large customer service oriented retailers. Their prior experience with start-up development stage companies to maturity will be a primary evaluation tool. Secondarily we will be seeking those with skills in formulating and refining policies and procedures and implementing the same.

We are utilizing our present officers and director to identify potential new board members. Through our President, Ms. Harrison, in Las Vegas and our accountants in Florida we believe we can generate a network of referrals for individuals to interview. We have not identified any specific new members with whom we have entered into agreements. A former director of an Amex-listed company has been identified through Ms. Harrison's contacts, and we have entered into discussions with this gentlemen, Mr. Donald Hejmanowski. He was a member of the Amex-listed company's compensation committee as well as their audit committee. His background would allow us to develop stronger internal controls and policies. Furthermore, he has indicated that he may also refer to us other qualified individuals to interview.

At present, the Board of Directors has not established any other committees.

Employment Agreements

Currently, we have no employment agreements with any of our Directors or Officers or employees .

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of shares of our common stock with respect to stockholders who were known by us to be beneficial owners of more than 5% of our common stock as of June 30, 2002, and our officers and directors, individually and as a group. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees, if applicable. Subject to community property laws, where applicable, the persons or entities named in the table above (See "Selling Security Holders") have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Table 13.0 Beneficial Ownership

		Amount and Nature of Beneficial Ownership		Percent of Class (1)
Title of Class	Name and Address of Beneficial Owner	Before Offering	After Offering	Before Offering	After Offering
Common Stock	Diane J. Harrison (2)	2,630,004	2,630,004	84.1%	20.0%
	4894 Lone Mountain Road
	Las Vegas, Nevada 89130
Common Stock	The Rogich Communications Group (3)	374,625	374,625	12.0%	2.9%
	3980 Howard Hughes Parkway, Suite 550
	Las Vegas, Nevada 90109
Common Stock	All Executive Officers and Directors as a Group (1 person) (4)	2,630,004	2,630,004	84.1%	20.0%

(1) The percentages are based on a Before-Offering total of 3,127,129 shares of common stock issued and outstanding as of the date of this prospectus and assumes an After-Offering sale of the entire additional 10,000,000 shares of common stock.

(2) Ms. Harrison currently serves as our Chairman of the Board, President, and Treasurer and is our sole Director. Ms. Harrison will be providing the legal opinion on the company and may have a potential conflict of interest as an Officer and sole Director.

(3) Mr. Sig Rogich is the beneficial owner of the shares issued to The Rogich Communications Group.

(4) Includes Ms. Harrison as the sole Officer and Director holding stock.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by our Articles of Incorporation, and By-Laws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

We are authorized to issue up to 50,000,000 shares of common stock, $0.0005 par value per share, of which 3,127,129 shares are issued and outstanding.

Common Stock

Subject to the rights of holders of preferred stock, if any, holders of shares of our common stock are entitled to share equally on a per share basis in such dividends as may be declared by our Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of our common stock. Upon our liquidation, dissolution or winding up, after payment of creditors and the holders of any of our senior securities, including preferred stock, if any, our assets will be divided pro rata on a per share basis among the holders of the shares of our common stock. The common stock is not subject to any liability for further assessments. There are no conversion or redemption privileges or any sinking fund provisions with respect to the common stock and the common stock is not subject to call. The holders of common stock do not have any pre-emptive or other subscription rights.

Holders of shares of common stock are entitled to cast one vote for each share held at all stockholders' meetings for all purposes, including the election of directors. The common stock does not have cumulative voting rights.

All of the issued and outstanding shares of common stock are fully paid, validly issued and non-assessable.

Our corporate By-Laws have one anti-takeover provision in them. In Article II, Section 4, we have provided for a staggered Board of Directors. This provision provides for the election of no more than twenty percent (20%) of the Board of Directors in any given year when the total number of Directors exceeds five (5) directors. This prevents the immediate control of the Board of Directors from an incoming shareholder control group or a change in the current control group.

Preferred Stock

There are currently no provisions for preferred stock to be issued by the company.

Debt Securities

There are currently no provisions for debt securities to be issued by the company.

Warrants

There are currently no provisions for warrants to be issued by the company.

Dividend

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings, in the foreseeable future, will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our Board of Directors has sole discretion to pay cash dividends with respect to our common stock based on our financial condition, results of operations, capital requirements, contractual obligations, and other relevant factors.

Shares Eligible for Future Resale

Upon the effectiveness of this registration statement, we will have 3,127,129 outstanding common shares registered for resale by the selling shareholders in accordance with the Securities Act of 1933 and there will be 10,000,000 outstanding shares registered for sale by us in accordance with the Securities Act of 1933.

Prior to this registration, no public trading market has existed for shares of our common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Addison, Texas 75001.

INTEREST OF NAMED EXPERTS AND COUNSEL

Godels, Solomon, Barber & Company, L.L.C., independent certified public accountants, whose reports appear elsewhere in this registration statement, were paid in cash for services rendered. Therefore, they have no direct or indirect interest in us.

Diane J. Harrison, President, Treasurer, Chairman of the Board, and the counsel who has given an opinion on the validity of the securities being registered which appears elsewhere in this registration statement has the following interests in us:

Table 14.0 President's Interest

Date	Shares	Method
May 22, 2000	2,000,375	For Original Corporation Fees of $204.00(1)
October 27, 2001	370,370	Additional Paid-in Capital of $9,814.81
December 01, 2001	259,259	Additional Paid-in Capital of $6,870.38

(1) For further details see "Item 26. Recent Sales of Unregistered Securities" in Part II of this Registration Statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation do not include a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article X, Section 3, do permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of M.C.F.T.Y. National pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for M.C.F.T.Y. National by Diane J. Harrison, Esq., 4894 Lone Mountain Road, Las Vegas, Nevada 89130.

EXPERTS

Certain of the financial statements of M.C.F.T.Y. National included in this prospectus and elsewhere in the registration statement, to the extent and for the periods indicated in their reports, have been audited by Godels, Solomon, Barber & Company L.L.C., independent certified public accountants, whose reports thereon appear elsewhere herein and in the registration statement.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On February 3, 2002, we engaged Godels, Solomon, Barber & Company, L.L.C., ("GODELS") as our independent auditors. They are our first auditors and we have had no disagreements with GODELS on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, in connection with its reports.

WHERE YOU CAN FIND MORE INFORMATION

We will file reports and other information with the U.S. Securities and Exchange Commission ("SEC"). You may read and copy any document that we file at the SEC's public reference facilities at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings will be available to you free of charge at the SEC's web site at http:www.sec.gov.

FINANCIAL STATEMENTS

Independent Auditor's Report

To the Board of Directors and Stockholders of

M.C.F.T.Y. National d/b/a The Post Express

We have audited the accompanying balance sheet of M.C.F.T.Y. National d/b/a The Post Express as of March 31, 2002, and the related statements of income, changes in stockholders' equity, and cash flows for the three month period then ended. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M.C.F.T.Y. National d/b/a The Post Express at March 31, 2002, and the results of its operations and its cash flows for the three month period then ended in accordance with accounting principles generally accepted in the United States of America.

/s/GODELS, SOLOMON, BARBER & COMPANY, L.L.C.
GODELS, SOLOMON, BARBER & COMPANY, L.L.C.
770 First Avenue North
St. Petersburg, Florida
Telephone: (727) 896-2111
Fax: (727) 896-2208

June 14, 2002

M.C.F.T.Y. National d/b/a The Post Express
Balance Sheet
March 31, 2002

ASSETS
Current Assets:
Bank of America	(266.21)
First National Bank	2,590.23
Total Cash & Cash Equivalents-NOTE B	2,324.02
Inventory - NOTE B	15,849.58
Receivables	2,500.00
Prepaid Insurance	500.00
21,173.60

Fixed Assets - NOTE B:
Equipment	28,845.00
Leasehold Improvements	1,185.00
Less - Accumulated Depreciation	(7,181.15)
22,848.85

Other Assets - NOTE B:
Costs - Organizational	185.00
Customer Lists	5,445.31
Trade Name/Trade Style	5,445.31
Less - Accumulated Amortization	(651.28)
10,424.34

TOTAL ASSETS	54,446.79

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	28,376.91
Customer deposits	2,555.00
Sales Tax Payable	118.92
31,050.83

Long Term Liabilities:
Due to M. J. Daniels	22,062.22
Due to Shareholder	59,415.58
81,477.80

Total Liabilities	112,528.63

Stockholders' Equity:
Common Stock, $.0005 par value,
50,000,000 shares authorized,
3,127,129 shares issued & outstanding	1,563.56
Paid-in-Capital	16,685.19
Retained Earnings	(76,330.59)
Total Equity	(58,081.84)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	54,446.79
**The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express
Statement of Operations
For the Three Month Period Ended March 31, 2002

Revenues:
Sales	42,016.37
42,016.37
Cost of Goods Sold:
Phone Cards	582.06
Postage/Delivery/Supplies	19,376.76
19,958.82
Gross Profit	22,057.55
Operating Expense:
Amortization	190.76
Automobile Expense	853.12
Bank Service Charges	1,139.68
Depreciation Expense	3,378.72
Dues and Subscriptions	761.70
Insurance	2,024.23
Licenses and Permits	78.00
Office Expense	3,412.35
Rent - NOTE C	8,595.00
Equipment Repairs	524.05
Security	90.60
Taxes-Other	412.84
Telephone	1,698.34
Gas and Electric	296.36
23,455.75
Net Ordinary Income (Loss)	(1,398.20)
Other Income:
Gain (Loss) on Disposal of Assets	2,380.00
Interest Income	8.04

Income (Loss) Before Income Taxes	989.84

Income Taxes	0

Net Income (Loss)	989.84

Earnings per common share:
Net income (loss)	0.00

**The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express
Statement of Cash Flows
For the Three Month Period Ended March 31, 2002

OPERATING ACTIVITIES:
Net Income	989.84
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation & Amortization	3,569.48
(Gain) Loss on Disposal of Assets	(2,380.00)
(Increase) decrease in:
Inventory	235.74
Prepaid Insurance	200.00
Receivables	(2,500.00)
Increase (decrease) in:
Accounts Payable	(5,975.09)
Payroll Liabilities	(5,413.07)
Sales Tax Payable	(52.01)
Net cash used by Operating Activities	(11,325.11)

INVESTING ACTIVITIES:
Proceeds from Disposal of Fixed Assets	7,500.00
Net cash provided by Investing Activities	7,500.00

FINANCING ACTIVITIES:
Loan Repayments - M. J. Daniels	(2,970.87)
Shareholder Loan Repayments	(869.23)
Net cash used by Financing Activities	(3,840.10)

Net cash increase for year	(7,665.21)

Cash at beginning of year	9,989.23

Cash at end of year	2,324.02

**The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express
Statement of Changes in Stockholders' Equity
For the Three Month Period Ended March 31, 2002

	Common Stock		Paid in	Retained	Total Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balances at
January 1, 2002	3,127,129	1,563.56	16,685.19	(77,320.43)	(59,071.68)

Issuance of
common stock	0	0.00			0.00

Paid in capital			0.00		0.00

Net income (loss)	0	0.00	0.00	989.84	989.84

Balances at
March 31, 2002	3,127,129.00	1,563.56	16,685.19	(76,330.59)	(58,081.84)

**The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express
Notes to Financial Statements
March 31, 2002

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

The company was incorporated May 22, 2000 in the State of Nevada. The Company is a cutting edge leader in the Las Vegas, Nevada area in products and services that are merchandised from full-service retail business centers offering private mailbox rentals.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Inventory

Inventories are priced at the lower of cost (first-in, first-out) or market.

Fixed Assets

Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

Goodwill related to the purchase of various Post Express assets is being amortized over fifteen (15) years on a straight-line basis; organizational costs are being amortized over five (5) years on a straight-line basis.

Income Taxes

The Company has loss carryforwards of $77,320.43 which can be carried forward twenty (20) years to offset future taxable income.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes its revenue when it completes the delivery of its goods and services to its customers. SAB 101 had no substantive effect on the Company's financial statements as it did not impact the Company's method of recognizing revenue.

NOTE C - RENT

The Company leases its principal business location at 4894 North Lone Mountain Road, Las Vegas, Nevada on a month-to-month basis.

NOTE D - EARNINGS PER COMMON SHARE

Earnings (loss) per common share of $0.00 were calculated based on a net income numerator of $989.84 divided by a denominator of 3,127,129 weighted-average shares of outstanding common stock. The denominator was calculated based on the following issuances of common shares during 2002:
January 1, 2002	3,127,129 common shares outstanding

Independent Auditor's Report

To the Board of Directors and Stockholders of

M.C.F.T.Y. National d/b/a The Post Express

We have audited the accompanying balance sheet of M.C.F.T.Y. National d/b/a The Post Express as of December 31, 2001, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M.C.F.T.Y. National d/b/a The Post Express at December 31, 2001, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GODELS, SOLOMON, BARBER & COMPANY, L.L.C.
GODELS, SOLOMON, BARBER & COMPANY, L.L.C.
770 First Avenue North
St. Petersburg, Florida
Telephone: (727) 896-2111
Fax: (727) 896-2208

June 14, 2002

M.C.F.T.Y. National d/b/a The Post Express
Balance Sheet
December 31, 2001

ASSETS
Current Assets:
Bank of America	6,008.28
First National Bank	3,980.95
Total Cash & Cash Equivalents-NOTE B	9,989.23
Inventory - NOTE B	16,085.32
Prepaid Insurance	700.00
26,774.55

Fixed Assets - NOTE B:
Automobile	8,000.00
Equipment	28,845.00
Leasehold Improvements	1,185.00
Less - Accumulated Depreciation	(6,682.43)
31,347.57

Other Assets - NOTE B:
Costs - Organizational	185.00
Customer List	5,445.31
Trade Name/Trade Style	5,445.31
Less - Accumulated Amortization	(460.52)
10,615.10

TOTAL ASSETS	68,737.22

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	34,352.00
Customer deposits	2,555.00
Payroll Liabilities	5,413.07
Sales Tax Payable	170.93
42,491.00

Long Term Liabilities:
Due to M. J. Daniels	25,033.09
Due to Shareholder	60,284.81
85,317.90

Total Liabilities	127,808.90

Stockholders' Equity:
Common Stock, $.0005 par value,
50,000,000 shares authorized,
3,127,129 shares issued & outstanding	1,563.56
Paid-in-Capital	16,685.19
Retained Earnings	(77,320.43)
Total Equity	(59,071.68)

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	68,737.22

**The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express
Statement of Operations
For the Year Ended December 31, 2001

Revenues:
Sales	72,809.95
Beta Test Sites Revenue	12,768.01
85,577.96
Cost of Goods Sold:
Phone Cards	817.16
Postage/Delivery/Supplies	42,855.29
Beta Test Sites Cost of Sales	5,362.56
49,035.01
Gross Profit	36,542.95
Operating Expense:
Advertising	888.27
Amortization	460.52
Automobile Expense	18.00
Bank Service Charges	1,685.73
Depreciation Expense	6,682.43
Dues and Subscriptions	1,123.05
Insurance	786.97
Licenses and Permits	3,427.00
Office Expense	2,548.86
Printing and Reproduction	78.00
Professional Fees	3,198.56
Rent - NOTE C	16,982.00
Building Repairs	1,037.64
Computer Repairs	469.95
Equipment Repairs	456.17
Security	320.46
Taxes-Other	582.00
Telephone	3,142.65
Gas and Electric	841.00
Water & Sewer	176.56
Beta Test Sites:
Leased Employee Expense	5,077.90
Marketing/Advertising	18,077.41
Rent	22,120.00
Salaries	21,139.80
Taxes-Payroll	1,573.28
Temporary/Casual Labor	600.00
Uniforms	388.22
113,882.43
Net Ordinary Income (Loss)	(77,339.48)
Other Income:
Interest Income	19.05

Net Income (Loss)	(77,320.43)

Earnings per common share:
Net income (loss)	(0.03)

**The accompanying notes are an integral part of these financial statements

M.C.F.T.Y. National d/b/a The Post Express
Statement of Cash Flows
For the Year Ended December 31, 2001

OPERATING ACTIVITIES:
Net Income	(77,320.43)
Adjustments to reconcile Net Income
to net cash provided by operations:
Depreciation & Amortization	7,142.95
(Increase) decrease in:
Inventory	(320.94)
Prepaid Insurance	(700.00)
Increase (decrease) in:
Accounts Payable	34,352.00
Customer deposits	2,555.00
Payroll Liabilities	5,413.07
Sales Tax Payable	170.93
Net cash provided by Operating Activities	(28,707.42)

INVESTING ACTIVITIES:
Purchase - Automobile	(8,000.00)
Purchase - Leasehold Improvements	(1,185.00)
Net cash provided by Investing Activities	(9,185.00)

FINANCING ACTIVITIES:
Loans - M. J. Daniels	25,033.09
Shareholder Loans	5,650.00
Issuance of Capital Stock	513.37
Additional Paid-in-Capital	16,685.19
Net cash provided by Financing Activities	47,881.65

Net cash increase for year	9,989.23

Cash at beginning of year	0.00

Cash at end of year	9,989.23

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
Cost - Inventory	15,764.38
Cost - Acquisition Equipment	28,845.00
Cost - Acquisition Goodwill	10,890.62
55,500.00

Shareholder Loans	55,500.00

**The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express
Statement of Changes in Stockholders' Equity
For the Year Ended December 31, 2001

	Common Stock		Paid in	Retained	Total Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balances at
January 1, 2001	2,100,375.00	1,050.19	0.00	0.00	1,050.19

Issuance of
common stock	1,026,754.00	513.37			513.37

Paid in capital			16,685.19		16,685.19

Net income (loss)	0.00	0.00	0.00	(77,320.43)	(77,320.43)

Balances at
December 31, 2001	3,127,129.00	1,563.56	16,685.19	(77,320.43)	(59,071.68)

**The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express
Notes to Financial Statements
December 31, 2001

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

The company was incorporated May 22, 2000 in the State of Nevada. The Company is a cutting edge leader in the Las Vegas, Nevada area in products and services that are merchandised from full-service retail business centers offering private mailbox rentals.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Inventory

Inventories are priced at the lower of cost (first-in, first-out) or market.

Fixed Assets

Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

Goodwill related to the acquisition of the Post Express is being amortized over fifteen (15) years on a straight-line basis; organizational costs are being amortized over five (5) years on a straight-line basis.

Income Taxes

The Company has loss carryforwards of $77,320.43 which can be carried forward twenty (20) years to offset future taxable income.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes its revenue when it completes the delivery of its goods and services to its customers. SAB 101 had no substantive effect on the Company's financial statements as it did not impact the Company's method of recognizing revenue.

NOTE C - RENT

The Company leases its principal business location at 4894 North Lone Mountain Road, Las Vegas, Nevada on a month-to-month basis.

NOTE D - EARNINGS PER COMMON SHARE

Earnings (loss) per common share of ($0.03) were calculated based on a net loss numerator of ($77,320.43) divided by a denominator of 2,272,054 weighted-average shares of outstanding common stock. The denominator was calculated based on the following issuances of common shares during 2001:

January 1, 2001	2,100,375 common shares outstanding
October 17, 2001	397,125 common shares issued
October 27, 2001	370,370 common shares issued
December 1, 2001	259,259 common shares issued

Independent Auditor's Report

To the Board of Directors and Stockholders of

M.C.F.T.Y. National d/b/a The Post Express

We have audited the accompanying balance sheet of M.C.F.T.Y. National d/b/a The Post Express as of December 31, 2000, and the related statements of income, changes in stockholders' equity, and cash flows for the period from inception (May 22, 2000) to December 31, 2000. These financial statements are the responsibility of Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of M.C.F.T.Y. National d/b/a The Post Express at December 31, 2000, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GODELS, SOLOMON, BARBER & COMPANY, L.L.C.
GODELS, SOLOMON, BARBER & COMPANY, L.L.C.
770 First Avenue North
St. Petersburg, Florida
Telephone: (727) 896-2111
Fax: (727) 896-2208

June 14, 2002

M.C.F.T.Y. National d/b/a The Post Express
Balance Sheet
December 31, 2000

ASSETS
Other Assets:
Due from Shareholder	865.19
Costs - Organizational	185.00
1,050.19

TOTAL ASSETS	1,050.19

LIABILITIES & STOCKHOLDERS' EQUITY

Total Liabilities	0.00

Stockholders' Equity:
Common Stock, $.0005 par value,
50,000,000 shares authorized,
2,100,375 shares issued & outstanding	1,050.19
Total Equity	1,050.19

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	1,050.19

**The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express
Statement of Operations
December 31, 2000

Revenues	0.00

Cost of Goods Sold	0.00

Gross Profit	0.00

Operating Expenses	0.00

Net Ordinary Income (Loss)	0.00

Other Income	0.00

Other Expense	0.00

Net Income (Loss)	0.00

Earnings per common share:
Net income per share	0.00

**The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express
Statement of Cash Flows
For the Period Ended December 31, 2000

OPERATING ACTIVITIES	0.00

INVESTING ACTIVITIES	0.00

FINANCING ACTIVITIES	0.00

Net cash increase for period	0.00

Cash at beginning of period	0.00

Cash at end of period	0.00

SUPPLEMENTAL DISCLOSURES:
Noncash investing & financing activities:

Increase in amounts due from shareholder	865.19

Increase in costs - organizational	185.00

Increase in common stock issued	1050.19

**The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express
Statement of Changes in Stockholders' Equity
For the Period Ended December 31, 2000

	Common Stock		Paid in	Retained	Total Stockholders'
	Shares	Amount	Capital	Earnings	Equity

Balances at
January 1, 2000	0	0.00	0.00	0.00	0.00

Issuance of
common stock	2,100,375	1,050.19			1,050.19

Net income (loss)	0	0.00	0.00	0.00	0.00

Balances at
December 31, 2000	2,100,375	1,050.19	0.00	0.00	1,050.19

**The accompanying notes are an integral part of these financial statements.

M.C.F.T.Y. National d/b/a The Post Express
Notes to Financial Statements
December 31, 2000

NOTE A - ORGANIZATION AND NATURE OF BUSINESS

The company was incorporated May 22, 2000 in the State of Nevada. The Company's objective is to become a cutting edge leader in the Las Vegas, Nevada area in products and services that are merchandised from full-service retail business centers offering private mailbox rentals.

NOTE B - SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with a maturity of three months or less to be cash equivalents.

Intangible Assets

Organizational costs will be amortized over five (5) years on a straight-line basis.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the corporation to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE C - EARNINGS PER COMMON SHARE

Earnings per common share of $0.00 were calculated based on a net income numerator of $0.00 divided by a denominator of 2,100,375 shares of outstanding common stock.

(Outside Back Cover Page Prospectus)

Until , 2002 (90 days after the date of this prospectus), all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

TABLE OF CONTENTS	M.C.F.T.Y. National

PROSPECTUS SUMMARY 1	Prospectus
RISK FACTORS 3
Risks Related To the Company 3
(1) We Have Incurred Substantial Losses from Inception While Realizing Limited Revenues and We May Never Generate Substantial Revenues or Be Profitable in the Future. 3	13,127,129 SHARES OF COMMON STOCK
(2) We Are Dependent on Key Personnel with No Assurance That They Will Remain with the Company: Losing Key Personnel Could Mean Losing Key Business Relationships Necessary to Our Success. 3	___________, 2002
(3) If We Are Unable to Compete Effectively with Our Competitors, We Will Not Be Able to Increase Revenues or Generate Profits. 3
(4) Our Failure to Raise Additional Capital Will Significantly Limit Our Ability to Conduct Planned Expansion. 4
(5) We May Not Be Able to Fully Implement Our Business Plan Due to Our Lack of Operational Experience. 4
(6) Our Auditors Are Not Licensed to Practice in the State of Nevada., Our State of Incorporation. 4
Risks Related To This Offering 4
(7) As There Is No Public Market for Our Shares, and No Assurance of a Public Trading Market Developing, Purchasers of Our Stock May Not Be Able to Sell Our Stock at a Profit. 4
(8) Due to the Possibility of Highly Volatile Stock Price, Purchasers of Our Common Stock May Have to Sell the Stock at a Loss. 4
(9) Because it May Be Difficult to Effect a Change in Control of M.C.F.T.Y. National Without Current Management Consent, Management May Be Entrenched Even Though Stockholders May Believe Other Management May Be Better and a Potential Suitor Who May Be Willing to Pay a Premium to Acquire Us May Not Attempt to Do So. 5
(10) Since We Are Selling up to 10,000,000 Shares of Our Common Stock on a Self-underwritten, "Best Efforts" Basis, Purchasers, If Any, Will Not Have the Benefit of an Underwriter's Due Diligence. 5
(11) "Penny Stock" Regulations Might in the Future Adversely Affect the Resale of Common Stock. 6
(12) The Possible Sales of Shares of Common Stock by Our Selling Security Holders May Have a Significant Adverse Effect on the Market Price of Our Common Stock, Should a Market Develop. 6
(13) If Our Competitors Develop Substantially Equivalent Proprietary Information or Otherwise Obtain Access to Our Know-how or Violate Our Rights, Our Market Advantage Would Be Diminished Resulting in Loss of Business and Reduced Stock Prices. 6
(14) If We Raise Only a Nominal or Limited Amount of Capital, We Will Not Be Able to Fully Implement Our Business Plan, Which May Result in Reduced Profitability. 7
A NOTE CONCERNING FORWARD-LOOKING STATEMENTS 7
USE OF PROCEEDS 7
DETERMINATION OF OFFERING PRICE 9
DILUTION 9
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS 10
IMPACT OF THE "PENNY STOCK" RULES ON BUYING OR SELLING OUR COMMON STOCK 11
SELLING SECURITY HOLDERS 11
PLAN OF DISTRIBUTION 12
DESCRIPTION OF BUSINESS 14
LEGAL PROCEEDINGS 24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS 24
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS 26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS 32
EXECUTIVE COMPENSATION 34
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 35
DESCRIPTION OF SECURITIES 36
INTEREST OF NAMED EXPERTS AND COUNSEL 37
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES 38
LEGAL MATTERS 38
EXPERTS 38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE 38
WHERE YOU CAN FIND MORE INFORMATION 39
FINANCIAL STATEMENTS F-1
PART II II-1
INFORMATION NOT REQUIRED IN THE PROSPECTUS II-1
Item 24. Indemnification of Directors and Officers II-1
Item 25. Other Expenses of Issuance and Distribution II-2
Item 26. Recent Sales of Unregistered Securities II-3
Item 27. Index of Exhibits II-4
Item 28. Undertakings II-5
SIGNATURES II-6
POWER OF ATTORNEY II-6

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. The Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles of Incorporation do not include a provision automatically indemnifying a director, officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-Laws, Article X, Section 3, do permit us to indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as appropriate and to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.

We have been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by M.C.F.T.Y. National in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee and the Accounting Fees and Expenses:

Registration Fee	$100.00
Federal taxes, state taxes and fees	$0.00
Printing and Engraving Expenses	$2,000.00
Accounting Fees and Expenses	$3,000.00
Legal Fees and Expenses	$5,000.00
Transfer Agent's Fees and Expenses	$2,000.00
Miscellaneous	$2,000.00
Total	$14,100.00

We will bear all the costs and expenses associated with the preparation and filing of this registration statement including the registration fees of the selling security holders.

Item 26. Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of M.C.F.T.Y. National's common stock without registration during the last two years. No sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

The following securities of M.C.F.T.Y. National were issued by National within the past two (2) years and were not registered under the Securities Act of 1933:

(a) Upon incorporation in May of 2000, there were 2,100,375 shares of common stock issued pursuant to the exemption from registration contained within Section 4(2) of the Securities Act of 1933. These shares were issued for monies paid to form the Corporation and the appropriate State of Nevada filing fees and were not a part of a public offering. The shares were issued on a predetermined basis to the following individuals based on their expected contributions towards the day to day operations. A per share value of $0.00011 was established. The following individuals received stock in this issuance:

Name of Stockholder	Shares Received	Method of Payment
Diane J. Harrison, President/Treasurer/Chairman	2,000,375	$204.00
Lesley S. Sanders	60,000	$6.60
Robert Bedore	40,000	$4.40

(b) Pursuant to a Board resolution of the Corporation on October 27, 2001, 370,370 shares were issued from treasury to the President, Diane J. Harrison, for additional paid-in-capital in the amount of $9,814.81 or a cost of $0.0265 per share. These shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as the shares were not a part of a public offering. The price of the shares was arbitrarily set by management to facilitate raising capital.

(c) Pursuant to a Board resolution of the Corporation on October 17, 2001 the following individuals were issued stock from treasury for due consideration other than cash. These shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as the shares were not a part of a public offering.
Name of Stockholder	Shares Received	Consideration
Heidi Horvath (1)	2,500	Employee bonus for outstanding performance
Bianca Garnes (2)	2,500	Employee bonus for outstanding performance
Lita Fice (3)	2,500	Employee bonus for outstanding performance
Joseph Scutero	5,000	Stock in lieu of cash payment for Stardust presentation
Robert Rihel	5,000	Stock in lieu of cash payment for Stardust presentation
Robert Leibig	5,000	Stock in lieu of cash payment for business plan development
The Rogich Communications Group (4)	374,625	Stock in lieu of cash payment for public relations work

(1) Ms. Horvath is no longer an employee of the company. The value of the shares was arbitrarily determined by management.

(2) Ms. Garnes is no longer an employee of the company. The value of the shares was arbitrarily determined by management.

(3) Ms. Fice is no longer an employee of the company. The value of the shares was arbitrarily determined by management.

(4) Mr. Sig Rogich is the beneficial owner of the shares issued to The Rogich Communications Group. The number of shares issued to The Rogich Communications Group was based on the current market value of the services they were to perform and the dollar-per-share amount Ms. Harrison paid for her additional shares.

(d) Additionally, on December 1, 2001 an additional 259,259 shares were issued from treasury for additional paid-in capital in the amount of $6,870.38 or a cost of $0.0265 per share from the President, Diane J. Harrison. These shares were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as the shares were not a part of a public offering. The cost of the shares was based on the October 27, 2001 cost per share.

Item 27. Index of Exhibits

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits are attached hereto unless otherwise noted.

Exhibit No.	Description

3(i)*	Articles of Incorporation
3(ii)*	By-Laws
5.2*	Opinion Regarding Legality and Consent of Counsel: by Diane J. Harrison, Esq.
23.2*	Consent of Experts and Counsel: Independent Auditor's Consent by Godels, Solomon, Barber & Company, L.L.C.
24.3	Power of Attorney (included in the signature page of this registration statement)
99.1*	Form Letter to Selling Security Holders
99.2*	Post Express Purchase Agreement (Bill of Sale), dated June 29, 2001
99.3*	Assignment of Post Express to M.C.F.T.Y. National, dated June 29, 2001
99.4*	Bill of Sale, Addendum to Purchase Agreement, and Exhibit "A": Asset Purchase Agreement, dated July 1, 2002.
99.5*	Assignment: Honda from Michael J. Daniels to M.C.F.T.Y. National, dated September 29, 2001
99.6*	Automobile Bill of Sale, dated March 4, 2002.

* Exhibit previously filed.

Item 28. Undertakings

(1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; provided, however, that paragraphs (a) and (b) shall not apply if such information is contained in periodic reports filed by the Registrant under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference into this Registration Statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report under Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished under and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned Registrant according the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on August 5, 2002.

(Registrant) M.C.F.T.Y. NATIONAL
By: /s/ DIANE J. HARRISON
DIANE J. HARRISON
President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Diane J. Harrison, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/s/ DIANE J. HARRISON	(Date) August 5, 2002
DIANE J. HARRISON
President, Treasurer, Chairman of the Board of Directors
.	.
/s/ DEVONE DESOTO	(Date) August 5, 2002
DEVONE DESOTO
Secretary